                                                                    EXHIBIT 10.1

     JOINT VENTURE FORMATION AND STOCKHOLDERS AGREEMENT dated as of January 19, 1998, among UNITED VIDEO SATELLITE GROUP, INC., a Delaware corporation ("UVSG"); PREVUE VENTURES, INC., a Delaware corporation and an indirect wholly owned subsidiary of UVSG ("UVSG-Sub"); GEMSTAR INTERNATIONAL GROUP LIMITED, a British Virgin Islands corporation ("Gemstar"); and G-SUB CORPORATION, a Delaware corporation and a wholly owned subsidiary of Gemstar ("G-Sub"), and, effective as of the Closing, Interactive Prevue Guide, Inc., a Delaware corporation (the "Company").

                             PRELIMINARY STATEMENT

     The parties desire to participate in a joint venture to engage in (i) the business of developing, [*] for, producing, marketing, distributing, selling, offering to sell and supplying [*] and [*] for and [*] to [*] in the Territory (the "Business"), and (ii) all related businesses as they may evolve over time. Capitalized terms used herein have the meaning ascribed thereto in Article I of this Agreement.

     The joint venture will be conducted through the Company. The parties wish to form the Company, provide for the purchase and sale of shares of common stock of the Company, and set forth in this Agreement the manner in which the affairs of the Company will be conducted and their undertakings with respect to the Company.

     Accordingly, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                         Definitions and Construction
                         ----------------------------

          SECTION 1.01.  Certain Definitions.  As used in this Agreement, the
                         -------------------
following terms shall have the meanings specified below:

          "Accountants" means KPMG Peat Marwick or such other firm of nationally
           -----------
recognized independent certified public accountants for the Company appointed by the Company Board.

          "Actual Voting Power" with respect to an entity means (x) if such
           -------------------
entity is a corporation, the total number of votes that may be cast in the election of directors of such corporation at any meeting of stockholders of such corporation, assuming all shares of common stock and other securities of such corporation entitled to vote generally in the election of directors for such corporation were present and voted at such meeting, other than votes that may be cast only by one class or series of stock (other than common stock) or upon the happening of a contingency and (y) if such entity does not have any outstanding shares or securities, as may be

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[*] Confidential Treatment Requested.

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the case in a partnership, joint venture or unincorporated association, the total amount of ownership interests representing the right to make decisions for such entity. In determining the percentage of Actual Voting Power of an entity beneficially owned by any Person, shares of common stock and other securities or ownership interests issuable upon conversion or exercise of any securities or rights owned by such Person shall be deemed to be outstanding, but shall not be deemed to be outstanding for the purpose of computing the percentage of Actual Voting Power of such entity owned by any other Person.

          "Affiliate" means, when used with respect to a specified Person,
           ---------
another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of the foregoing, the term "controls" (including its
                                                     --------
correlative meanings "controlled by" or under "common control with") means the
                      -------------            -------------------
possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to "control" another Person if it, directly or indirectly, (i) beneficially owns voting securities of such other Person representing a twenty percent or greater equity interest in such other Person or twenty percent or more of the Actual Voting Power of such other Person or (ii) can unilaterally cause such other Person to take or refrain from taking certain material actions (such as any action of the nature specified herein as being a Significant Stockholder Transaction). Notwithstanding the foregoing, the Company shall not be deemed to be an Affiliate of any Consenting Stockholder or Participant.

          "[*]" means [*] with respect to the [*], [*] with respect to the [*], and [*] with respect to the [*].

          "Approval" means any consent, approval, license, franchise, permit or
           --------
authorization expressed in the form specified by the applicable Contract, Law or other document, if any.

          The "Bankruptcy" of any Person shall be deemed to have occurred upon
               ----------
the happening of any of the following: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee of its assets; (ii) the filing by such Person of a voluntary petition in bankruptcy or the seeking of relief under Title 11 of the United States Code, or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they come due; (iii) the making by such Person of a general assignment for the benefit of creditors; (iv) the filing by such Person of an answer admitting the material allegations of, or consenting to, or defaulting in answering, a bankruptcy petition filed against it in, any bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code; or (v) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or for relief in respect of such Person or appointing a trustee of its assets, and such order, judgment or decree continues unstayed and in effect for any period of 60 consecutive days.

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[*] Confidential Treatment Requested.

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          A Person shall be deemed the "beneficial owner" of, and shall be
                                        ----------------
deemed to "beneficially own", any securities which such Person or any of its
           ----------------
Affiliates would be deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act if the references to "within 60 days" in Rule 13d-3(d)(1)(i) were omitted.

          "Budget" means, collectively, the total budget (including research and
           ------
development, capital expenditure and operating budgets) approved by the Company Board for the Company for any fiscal year of the Company.

          "Burdensome Condition" means any action taken, or threatened, by any
           --------------------
Governmental Authority or other Person to investigate or challenge the legality of the Transactions under any Federal or state Law or that would otherwise deprive any party of any material benefit of any [*], which action may include
(i) the pendency of a governmental investigation (formal or informal), (ii) the institution of Litigation or the threat thereof, (iii) an order by a Governmental Authority of competent jurisdiction preventing consummation of the Transactions or placing any material conditions or limitations upon consummation or (iv) the issuance of any subpoena, civil investigative demand or other request for documents or information that is unreasonably burdensome in the reasonable judgment of the applicable Person.

          "Business Day" means any day (other than a day which is a Saturday,
           ------------
Sunday or legal holiday in the State of New York) on which banks are open for business in The City of New York, New York.

          "CEO" means the officer identified by the Company Board as the chief
           ---
executive officer of the Company.

          A "Change of Control" shall be deemed to have occurred with respect to
             -----------------
the [*] if:

          (a) any of the following transactions shall be consummated following submission of such transaction to and approval of such transaction (x) if such [*] is a corporation, by the stockholders of such corporation (or, if such transaction were not submitted to the stockholders of the corporation, it would have been required to be submitted for approval of the stockholders if such corporation were subject to the rules of the New York Stock Exchange) or (y) if such [*] is not a corporation, by the governing authority for such [*]:

               (i) a merger or consolidation of such [*] with any other Person in which all Voting Securities of such [*] outstanding immediately prior thereto represent (either by remaining outstanding or being converted into Voting Securities of the surviving entity) less than [*] of the Actual Voting Power of such [*] or the surviving entity outstanding immediately after such merger or consolidation; or

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[*] Confidential Treatment Requested.

               (ii) the sale of disposition by such [*] (in one transaction or a series of related transactions) of assets the fair market value of which represents, in the aggregate, [*] or more of the fair market value of all of such [*] assets (other than the Company Common Stock beneficially owned by it), other than a sale or disposition by such [*] to one or more of its Subsidiaries that continues to be a Subsidiary of such [*];

          (b) a plan of liquidation or dissolution of such [*] is submitted to and approved (x) if such [*] is a corporation, by the stockholders of such corporation or (y) if such [*] is not a corporation, by the governing authority for such entity;

          (c) any Person (other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of such [*], (ii) a Person owned directly or indirectly by the stockholders (or other beneficial owners) of such [*] in substantially the same proportions as their ownership of Voting Securities of such [*], (iii) in the case of [*], [*] or any of its Controlled Affiliates, or (iv) in the case of [*], any of [*], [*] and [*] or any wholly-owned Subsidiary of one or more of these [*] or any trust of which one or more of these [*] or any of their [*] are the trustee or primary beneficiaries) is or becomes the beneficial owner, directly or indirectly, of Voting Securities of such [*] representing [*] percent or more of the Actual Voting Power of such [*], as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise;

          (d) in any [*]-year period, a majority of the members of the Board of Directors or other governing authority of such [*] elected during such [*]- year period shall have been so elected against the recommendation of the Board of Directors or other governing authority of such [*] in office immediately prior to such election; or

          (e) in any share exchange, extraordinary dividend, acquisition, disposition or recapitalization (or series of related transactions of such nature) (other than a merger or consolidation) the holders of Voting Securities of such [*] immediately prior thereto continue to own beneficially Voting Securities representing less than [*] percent of the Actual Voting Power of such [*] (or any successor entity) immediately thereafter.

          "Closing" means the closing at which each of the events specified in
           -------
Section 2.01 shall occur.

          "Closing Date" means the date on which the Closing shall occur.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time (or any successor statute).

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[*] Confidential Treatment Requested.

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          "Company Board" means the Board of Directors of the Company.
           -------------

          "Company Bylaws" means the Bylaws of the Company substantially in the
           --------------
form of Exhibit B.

          "Company Charter" means the Certificate of Incorporation of the
           ---------------
Company substantially in the form of Exhibit A.

          "Company Common Stock" means the common stock, $0.01 par value per
           --------------------
share, of the Company as set forth in the Company Charter.

          "[*]" means any and all of the [*] owned or [*] by the [*] as of the Closing Date or in the future (but prior to (i) with respect to the [*] License to [*], the termination of [*] direct and indirect equity interest in the [*] or, [*] the termination of the [*], (ii) with respect to the [*] License to [*], the termination of the [*] direct and indirect equity interest in the [*] or, [*], [*] the termination of the [*], and (iii) with respect to the [*] License to [*] the termination of [*] direct and indirect equity interest in the [*] or, [*] the termination of the [*] License), subject to payment or reimbursement by the [*] of the Company's actual payment obligations to Persons that are not Affiliates of the Company for the [*] to and use by the Applicable Licensor of such [*].

          "[*] License" means those agreements providing a license from the [*]
               -------
to [*], to [*], and to [*], attached hereto as Exhibits C, D and E.

          "Consenting Stockholder" means the Initial Stockholders and any holder
           ----------------------
of shares of Series B Stock that hereafter become a party to this Agreement.

          "Consenting Stockholder Group" means each Consenting Stockholder none
           ----------------------------
of the Controlled Affiliates of which is a Consenting Stockholder and each group of two or more Consenting Stockholders that are Controlled Affiliates of each other.

          "Contract" means any oral or written contract, indenture, mortgage,
           --------
lease, deed, commitment, agreement, arrangement or legally binding understanding.

          "Controlled Affiliate" means, with respect to any Person, the Parent
           --------------------
of such Person and the Subsidiaries of such Parent.

          The term "Dispose" (including its correlative meanings "Disposed of",
                    -------                                       -----------
"Disposition" and "Disposal"), with respect to any shares of the Company Common
 -----------       --------
Stock, means to Transfer, pledge, hypothecate or otherwise dispose of any such shares, except by operation of law in connection with a merger or consolidation of the Company.

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[*] Confidential Treatment Requested.

                                       5
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          "ERISA" means the Employee Retirement Security Act of 1974, as amended
           -----
from time to time.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
from time to time.

          [*] means the production, marketing, distribution, sale and supply of [*] and [*] for and [*] to [*], and by [*], in the Territory.

          "GAAP" means United States generally accepted accounting principles.
           ----

          [*] means any and all of the [*] owned or [*] by [*] or any of its Subsidiaries, now or in the future (but prior to the termination of [*] direct and indirect equity interest in the [*]), to [*], or [*] an [*], and any subsystems, components, parts or portions of an [*] (whether hardware, firmware, software or otherwise), subject, in the case of [*] the license to which is first obtained by [*] or the applicable Subsidiary after the Closing Date, to [*] by the Company of [*] or its Subsidiaries' actual [*] to Persons that are not their Affiliates for the [*] by the Company of such [*], if and to the extent that the Company Board determines that the Company should obtain [*] to any of the [*] set forth in this definition.

          "[*] Agency, Marketing Representation and Services Agreement" means an
               -------------------------------------------------------
agency and service agreement between [*] and the Company, substantially in the form of Exhibit R.

          "Gemstar" means Gemstar International Group Limited, a British Virgin
           -------
Islands company, and any successor (by merger, consolidation, Transfer or otherwise) to all, or substantially all, of its business and assets.

          [*] means a [*] which may be granted to the [*] in the future based upon [*].

          "Governmental Approval" means any Approval of, notice to, declaration
           ---------------------
of, or filing with, any Governmental Authority.

          "Governmental Authority" means any court, administrative agency or
           ----------------------
commission or other governmental agency or instrumentality, domestic or foreign, or any arbitrator, of competent jurisdiction.

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[*] Confidential Treatment Requested.

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          "Group" means a "Group" within the meaning of Section 13(d)(3) of the
           -----
Exchange Act.

          "Indirect Transfer" means a Transfer of common stock or other security
           -----------------
interests of a Consenting Stockholder or of a Person of which such Consenting Stockholder is a direct or indirect Subsidiary to any Person after giving effect to which such Consenting Stockholder is no longer a Subsidiary of the Person that was its Parent prior to such Transfer, unless the holders of Voting Securities of the Person that was such Consenting Stockholder's Parent prior to such Transfer beneficially own Voting Securities representing fifty percent or more of the Actual Voting Power of the Person that is such Consenting Stockholder's Parent immediately after such Transfer.

          "Initial Participants" means [*] and [*].
           --------------------

          "Initial Stockholders" means [*] and [*].
           --------------------

          "Initial Shares" means the shares of Series B Stock to be issued, sold
           --------------
and purchased at the Closing, as provided in Section 2.01.

          "Injunction" means any preliminary, temporary, interim or final
           ----------
injunction, temporary restraining order or other legal prohibition.

          [*] means an [*] or [*] (including [*], but excluding [*]).

          [*] of a Person shall mean any [*], [*] property rights of such Person that serve to limit or restrict the ability of any Person other than the owner of such right or such owner's licensees, from [*] or otherwise commercially exploiting the subject matter thereof. References herein to the [*] of a Person that is a [*] as contemplated by this Agreement shall be deemed to refer to all [*] that are owned by such Person are that are licensed to such Person with the right to [*] of a scope that includes the [*] to be granted as contemplated herein. [*] shall not include [*] and [*].

          "Judgment" means any judgment, order, decree or arbitral award.
           --------

          "Law" means any applicable statute, law, ordinance, rule or
           ---
regulation.

          "Lien" means, with respect to any asset, (i) any mortgage, deed of
           ----
trust, lien, pledge, charge, security interest, easement, covenant, right-of-way, restriction, equity or encumbrance of any nature whatsoever in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset

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[*] Confidential Treatment Requested.

and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or any limitation on the voting rights of such securities.

          "Litigation" means any written claim, action, lawsuit, arbitration or
           ----------
proceeding.

          "Market Price" means, with respect to any share of Series B Stock as
           ------------
of any date, the average for the twenty full Trading Days preceding such date of
(i) the last reported sales prices, regular way, as reported on the principal national securities exchange on which the Series A Stock is listed or admitted for trading or (ii) if the Series A Stock is not listed or admitted for trading on any national securities exchange, the last reported sales prices, regular way, as reported on the National Market tier of The Nasdaq Stock Market or, if the Series A Stock is not quoted on such National Market tier, the average of the highest bid and lowest asked prices on each such Trading Day as reported on The Nasdaq Stock Market, or (iii) if the Series A Stock is not listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market, the average of the highest bid and lowest asked prices on each such Trading Day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization. For purposes of this definition, a "Trading Day" means a day on which the principal
                                -----------
national securities exchange on which the Series A Stock is listed or admitted to trading, or The Nasdaq Stock Market, as applicable, if the Series A Stock is not listed or admitted to trading on any national securities exchange, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the Series A Stock is not listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market, any Business Day.

          Any reference to any fact, event, change or effect being "material"
                                                                    --------
with respect to any party means an event, change or effect that is or, insofar as can reasonably be foreseen, will be material to the business, properties, prospects, assets, liabilities, financial condition or results of operations of such party and its Subsidiaries, taken as a whole, or on the ability of such party and its Subsidiaries to perform their respective obligations under this Agreement and the other Operative Documents in accordance with their respective terms.

          [*] means this Agreement, the Company Charter and the Company Bylaws, the [*] Agency, Marketing Representation and Services Agreement, the [*] Agency, Marketing Representation and Services Agreement, the [*] Agency, Marketing Representation and Services Agreement, the Escrow Agreement, the [*], the [*], the [*], the [*], the [*], the [*], the [*], the Warrants and the Voting Agreements.

          "Parent" with respect to any Person as of any relevant date, means
           ------
such Person if it is its own ultimate parent entity (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as in effect on the date hereof) or if it has no ultimate parent entity that is a corporation, limited

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[*] Confidential Treatment Requested.

liability company or partnership; otherwise, "Parent" means such ultimate corporate, limited liability company or partnership parent entity of such Person; provided, however, that, with respect to [*] and any other Subsidiary of
        --------  -------
[*] that may hereafter become a Consenting Stockholder, so long as such Consenting Stockholder is a Subsidiary of [*], "Parent" means [*].

          "Participants" means the Initial Participants, the Parent of any
           ------------
Person that hereafter becomes a Consenting Stockholder or such Consenting Stockholder if it is its own Parent. A Participant shall be deemed to be "related" or "relating" to a Consenting Stockholder if it is a Parent of such
--------      --------
Consenting Stockholder.

          "Party" means any party hereto.
           -----

          "Patent Rights" of a Person means any and all patents, utility models
           -------------
and other patent rights of such Person under the laws of all countries, including reissues and re-examinations thereof, and applications and provisional applications for any of the foregoing, including any continuations, continuations in part, patents of addition and divisions thereof, relating to inventions or discoveries [*].

          "Permitted Liens" means:
           ---------------

          (a) mechanics', carriers', workers', repairers' or other like Liens arising from or incurred in the ordinary course of business and securing obligations which are not due or which are being contested in good faith by the relevant party, Liens for taxes which are not due and payable or which may thereafter be paid without penalty or which are being contested in good faith by the relevant party (provided that the relevant party has set up adequate reserves for the payment of such taxes) and other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances do not materially impair the use of the assets to which they relate;

          (b) easements, covenants, rights-of-way and other encumbrances or restrictions of record;

          (c) zoning, building and other similar restrictions if the same are not violated in any material respect by any improvements of the relevant party or by the use thereof for the conduct of the relevant party's business;

          (d) unrecorded easements, covenants, rights-of-way or other encumbrances or restrictions, none of which unrecorded items materially impairs the use of the property to which it relates in the business of the relevant party as presently conducted or as proposed to be conducted; and

          (e)  Liens arising by virtue of any [*].

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[*] Confidential Treatment Requested.

          "Person" means any individual, firm, corporation, partnership, limited
           ------
liability company, Group, trust, joint venture, Governmental Authority or other entity and shall include any successor (by merger or otherwise) of such entity.

          "Private Approval" means any approval of, notice to, declaration of or
           ----------------
filing with, any Person other than a Governmental Authority.

          "Public Offering" means the offering of shares of Series A Stock
           ---------------
pursuant to a registration statement on a form applicable to the sale of securities to the general public.

          "SEC" means the Securities and Exchange Commission or any other
           ---
Federal agency at the time administering the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time.

          "Senior Officer" means any one of the following officers of a Person:
           --------------
the chairman of the board, any vice chairman, the chief executive officer, the president, any executive vice president, any senior vice president, the chief legal officer and the chief financial officer.

          "Series A Stock" means shares of the series of the Company Common
           --------------
Stock designated as Series A Common Stock, as set forth in the Company Charter.

          "Series B Stock" means shares of the series of the Company Common
           --------------
Stock designated as Series B Common Stock, as set forth in the Company Charter.

          "[*]" means the [*] of a [*] or [*] and [*] system, (including [*]
           ---
and [*] systems) who or that provides, over or through such [*] or [*] (alone or together with other services) to [*] (such as [*] and [*]) for a [*], [*] of the [*] and [*] delivered in [*] form, but excluding the [*], [*] and their [*], [*], [*] and [*] (i.e., [*] refers to systems where [*] such as a company or government agency; [*] refers to an secure [*] [*] between, for example, suppliers and customers). For the purpose of defining the scope of the business in which the Company may engage, but for no other purpose, including without limitation, [*], the term [*] shall also include any Person who or that provides a [*], of which [*] is the [*] and which includes an [*] (whether [*]), to [*] for [*], if such Person has a [*], [*] or other [*] with an owner or operator of a [*] or [*] (as described above) with regard to the [*] charged to [*] or such Person's [*].

          "Significant Board Transaction" means any of the following actions:
           -----------------------------

          (a)  any Significant Stockholder Transaction;

          (b)  any change in the Accountants for the Company;

          (c) the appointment or change in appointment of legal counsel for the Company or the institution, settlement or abandonment of any legal action or arbitration in the name of the Company or any Person controlled by the Company involving a claim or claims for equitable relief or monetary damages aggregating in excess of $[*] or involving a claim or claims by any Governmental Authority;

          (d) all matters relating to (i) the appointment, employment, compensation (including stock option grants), termination or removal of any Senior Officer of the Company or (ii) the payment or agreement by the Company to pay cash compensation to any other officer or employee of the Company whose aggregate annual cash compensation exceeds, or would exceed by reason of a contemplated increase, $[*];

          (e) all decisions relating to the [*] and [*] (including changes to the [*]), including [*] and [*], all material decisions relating to the [*] of the Company's [*], all material decisions related to the [*] of the Company's [*] and the [*], including the [*] and the Company related [*];

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[*] Confidential Treatment Requested.

          (f) the approval and adoption of annual Budgets and the adoption of a business plan for the Company and the approval of any material deviation therefrom;

          (g) any expenditures (i) not provided for in the then Budget which, for any one item or in the aggregate, are [*] or more of the amount allocated for expenditures of such type in the then Budget or (ii) that exceed the amount provided therefor in the then Budget by [*] or more for any one item or in the aggregate, and any other material deviation from the then Budget;

          (h) the making of any loan or other advance of money to any Person or the guaranteeing of the obligations of any Person, other than in the ordinary course of business of the Company so long as such Person is not a Consenting Stockholder or Affiliate thereof;

          (i) the adoption or change of a significant tax or accounting practice or principle of the Company or the making of any significant tax or accounting election by the Company or the adoption of any position for purposes of any tax return that will have a material adverse effect on any Consenting Stockholder or its Affiliates;

          (j) the sale, transfer, disposition, pledge or encumbrance of any assets of the Company or any Person controlled by the Company having a fair market value in excess of [*] in any single transaction or series of related transactions or [*] in the aggregate in any twelve-month period;

          (k) the acquisition, directly or indirectly, of any substantial interest or participation in any Person;

          (l) any decision to change the location of the Company's principal place of business from [*], except for a relocation that is made for both [*] and [*];

          (m) any transaction with a Consenting Stockholder or Affiliate thereof;

          (n) producing, marketing, distributing, selling, offering to sell or supplying [*] and [*] for and [*] related services to [*], [*] pursuant to the terms of the [*], the approval of any material changes in the [*] to be entered into by the Company with [*] [*] or any changes therein that would result in terms less favorable to [*] or the adoption of any new [*]; and

          (o) any material press releases, including all announcements of product introductions or of agreements with [*].


          "Significant Stockholder Transaction" means any of the following
           -----------------------------------
actions:

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[*] Confidential Treatment Requested.

          (a) conducting any business other than the Business;

          (b) (i) any creation of (x) any additional class of capital stock of the Company or any Person controlled by the Company or (y) any security having a direct or indirect equity participation in the Company or any Person controlled by the Company, or (ii) the sale or issuance (whether by stock dividend, stock split, reclassification, to a Person who would become a party to this Agreement, in a Public Offering or otherwise) by the Company or any Person controlled by the Company of shares of capital stock or warrants, options or rights to acquire shares of capital stock or securities convertible into or exchangeable for capital stock or any security having a direct or indirect equity participation in the Company or any Person controlled by the Company (other than (x) shares of Series A Stock or options to acquire shares of Series A Stock issued to employees, officers, directors and consultants of the Company, but in no event in an amount greater than [*] shares in the aggregate; provided, however, that the foregoing number shall be increased by the number of shares of Series A Stock subject to an option that expires unexercised if such shares were counted against the [*] shares when the option was granted and (y) shares of Series A Stock and warrants to purchase shares of Series A Stock issued to [*] or a Subsidiary thereof as contemplated by Schedule 2.01 (c);

          (c) any acquisition by the Company or any Person controlled by the Company of a business or assets outside of the ordinary course of business, except for any acquisition within the scope of the Business if the amount involved in such acquisition (and any related transactions) is [*] or less;

          (d) any disposition of assets or of all or a part of a business in a transaction or series of transactions exceeding [*] in any single transaction or series of related transactions or [*] in the aggregate for any [*] period;

          (e) any amendment to or modification of any provision of the certificate of incorporation or bylaws of the Company as in effect from time to time;

          (f) any merger, consolidation or binding share exchange to which the Company or any Person controlled by the Company is a party;

          (g) the declaration or payment of any dividend or distribution by the Company or any Person controlled by the Company (other than the payment of a dividend or making of a distribution to the Company by a wholly owned subsidiary of the Company);

          (h) the dissolution, liquidation or winding up of the Company;

          (i) the entering into by the Company of any agreement (other than an amendment to this Agreement) or the obtaining by the Company of any license or franchise

___________
[*] Confidential Treatment Requested.

which restricts the transfer of shares of the Company Common Stock or subjects the shares of the Company Common Stock to any Liens of any nature whatsoever; and

          (j) the incurrence of indebtedness for borrowed money.

          After consummation of the Company's initial Public Offering, "Significant Stockholder Transaction" shall mean (i) any amendment to or modification of any provision of the certificate of incorporation of the Company as in effect from time to time; (ii) any merger, consolidation or binding share exchange to which the Company is a party or that requires the issuance of any capital stock of the Company; (iii) the disposition in one transaction or a series of related transactions of all or substantially all of the assets of the Company; (iv) a dissolution, liquidation or winding up of the Company; and (v) any other matter (other than the election of directors) required by the laws of the jurisdiction of organization of the Company to be submitted to stockholders for approval.

          [*] means the business of providing [*] to [*] in the Territory.

          [*] means the written agreement [*], and as it may from time to time be amended in accordance with this Agreement, providing for a [*] of [*].

          "Subsidiary" of any Person (the "first Person") means any other Person
           ----------
(the "second Person") more than [*] percent of the Actual Voting Power of the outstanding Voting Securities of which are owned or controlled, directly or indirectly through one or more Subsidiaries, by the first Person; provided,
                                                                  --------
however, that in each case, the second Person shall be deemed to be a Subsidiary
-------
of the first Person only for so long as such ownership or control exists.

          [*] means [*], and any successor (by merger, consolidation, Transfer or otherwise), to all, or substantially all, of its business and assets.

          "[*] Agency, Marketing Representation and Services Agreement" means an
               -------------------------------------------------------
agency and services agreement between TCC and the Company, substantially in the form of Exhibit S."

          [*] means [*], and any successor (by merger, consolidation, Transfer or otherwise) to all, or substantially all, of its business and assets.

          [*] means [*], and any successor (by merger, consolidation, Transfer or otherwise) to all, or substantially all, of its business and assets.

__________
[*] Confidential Treatment Requested.

          "Territory" means the [*] (including [*] and [*]), the [*]
           ---------
territories and [*].

          "Transactions" means the transactions contemplated by the [*].
           ------------

          "Transfer" means to sell, exchange, assign or transfer.
           --------

          [*] means any and all of the [*] owned or [*] by [*] as of the Closing Date to [*] or [*] an [*], and any subsystems, components, parts or portions of an [*] (whether hardware, firmware, software or otherwise), which [*] arose out of the [*] of which [*].

          [*] means a [*] which may be granted to the [*] in the future based upon the [*].

          [*] means [*], and any successor (by merger, consolidation, Transfer or otherwise) to all, or substantially all, of its business and assets.

          "[*] Agency, Marketing Representation and Services Agreement" means
               -------------------------------------------------------
an agency and services agreement between [*] and the Company, substantially in the form of Exhibit T."

          [*] means any and all of the [*] owned or [*] by [*] or any of its Subsidiaries now or in the future (but prior to the termination of [*] direct and indirect equity interest in the Company), to [*] or [*] an [*], and any subsystems, components, parts or portions of an [*] (whether hardware, firmware, software or otherwise), subject, in the case of [*] the [*] to which is first obtained by [*] or the applicable Subsidiary after the Closing Date, to [*] by the Company of [*] or its Subsidiaries' [*] to Persons that are not their Affiliates for the [*] to and [*] the Company of such [*], if and to the extent that the Company Board determines that the Company should obtain a [*] to any of the [*] set forth in this definition.

          [*] means a [*] which may be granted to the [*] in the future based upon [*].

          "Voting Securities" of any Person shall mean (x) if such Person is a
           -----------------
corporation, any securities of such corporation entitled to vote generally in the election of directors of such corporation and any other securities (including rights, warrants and options) convertible into, exchangeable for or exercisable for any such securities, whether or not presently convertible,

__________
[*] Confidential Treatment Requested.

exchangeable or exercisable, and (y) if such Person does not have any outstanding shares or securities, as may be the case in a partnership, joint venture, or incorporated association, any ownership interests in such entity representing the right to make decisions for such entity and any security, right, warrant or options convertible into, exchangeable for or exercisable for any such ownership interest, whether or not presently convertible, exchangeable or exercisable.


          SECTION 1.02  Additional Definitions
                        ----------------------

Defined Term                                         Section Defined In
------------                                         ------------------
Additional Capital                                        11.01
Allocable First Offer Shares                               7.03(a)
Applicable Term                                           10.07(b)
Arbiter                                                    7.09
Business                                             Preliminary Statement
Buyer                                                      7.09
Buy-Out Notice                                             7.09
Buy-Out Price                                              7.09
Buy-Sell Procedure                                         7.08
Changed Stockholder                                        6.02(b)
Change Notice                                              7.10(a)
Company Indemnified Parties                                8.06
Company Notice                                             8.01(a)
Converting Stockholder                                     7.03(a)
DGCL                                                       6.01(b)
Defaulting Holder                                          7.09
Demand Notice                                              8.01(a)
Demand Registration                                        8.01(a)
Eligible Holder                                            8.01
Escrow Agreement                                          10.07(a)
Event of Default                                           7.09
Excess Shares                                              7.10(a)
First Appraiser                                            7.02(c)
First Offer Electing Stockholder                           7.03(a)
First Offer Notice of Sale                                 7.03(a)
First Offer Shares                                         7.03(a)
First Refusal Electing Stockholder                         7.02(a)
First Refusal Notice of Sale                               7.02(a)
First Refusal Shares                                       7.02(a)
First Refusal Stockholders                                 7.02(a)
Free-to-Convert Date                                       7.03(b)
Free-to-Convert Shares                                     7.03(b)
Funding Stockholders                                      11.02
[*]                                                       10.08(b)

___________
[*] Confidential Treatment Requested.

[*]                                                        2.01(k)
Independent Directors                                      6.02(a)
Initiating Holder                                          7.08(a)
Investment Banking Firm                                    7.09
Maximum Amount                                             8.01(f)
[*]                                                       10.07(d)
Nondefaulting Holders                                      7.09
Notice of Sale                                             7.04(a)
Offeror IP                                                 7.02(b)
Post-IPO Electing Stockholder                              7.04(a)
Post-IPO First Refusal Shares                              7.04(a)
Post-IPO First Refusal Stockholders                        7.04(a)
Post-IPO Notice of Sale                                    7.04(a)
Post-IPO Third Party Offer                                 7.04(a)
Post-IPO Third Party Offeror                               7.04(a)
Post-IPO Selling Stockholder                               7.04(a)
Purchased Interest                                         7.09
Purchase Notice                                            7.10(a)
Purchaser                                                  7.08(b)
Qualifying First Offer Amount                              7.03(a)
Responding Holder                                          7.08
Second Appraiser                                           7.02(c)
Seller                                                     7.08
Selling Stockholder                                        7.02(a)
[*]                                                       10.07(a)
Stockholder Indemnified Partner                            8.06
Subscription Notice                                       11.01
Supermajority Board Vote                                   6.06(b)
Supermajority Stockholder Vote                             6.08(b)
[*]                                                        2.01(f)
[*]                                                        2.01(e)
[*]                                                        2.01(c)
Third Appraiser                                            7.02(c)
Third Party Offer                                          7.02(a)
Third Party Offeror                                        7.02(a)
Unchanged Stockholder                                      6.02(b)
Unfunded Amount                                           11.02
[*]                                                        2.01(d)
[*]                                                        2.01(f)
Voting Agreements                                          2.01(h)
Warrants                                                   2.01(h)

__________
[*] Confidential Treatment Requested.

     SECTION 1.03 Terms Generally. The definitions in Sections 1.01 and 1.02
                  ---------------
shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.



                                  ARTICLE II

                                    Closing
                                    -------


     SECTION 2.01.  Closing.  At the Closing, subject to the satisfaction (or
                    -------
waiver by the applicable party) of the conditions set forth in this Agreement, the following events shall occur:

               (a) The Company shall issue and sell to [*], and [*] shall purchase, 11,730,000 shares of the Series B Stock, for total consideration consisting of [*] in [*] (payable by wire transfer of immediately available funds to the Company on the Closing Date).

               (b) The Company shall issue and sell to [*] and [*] shall purchase 11,270,000 shares of Series B Stock, for total consideration consisting of [*] in [*] (payable by wire transfer of immediately available funds to the Company on the Closing Date).

               (c) [*] will enter into a [*] with the [*] and [*] in the form of [*] providing for the distribution of a [*] on certain of the [*] owned by [*] and its Affiliates (the [*]). The Company, [*] and [*] shall execute and deliver the [*] The Company agrees that [*] shall be entitled to [*] to purchase shares of Series A Common Stock and [*] shall be accorded [*] subject to and in accordance with [*].

___________
[*] Confidential Treatment Requested.

               (d) [*] will, and will cause its Subsidiaries to, enter into a [*] agreement with [*], substantially in the form of Exhibit Ghereto (the "[*] Agreement").

               (e) [*] will cause [*] to enter into a [*] agreement with [*], substantially in the form of Exhibit Hhereto (the "[*] Agreement").

               (f) [*] will, and will cause its Subsidiaries to, enter into a [*] agreement with the Company substantially in the form of Exhibit I hereto (the "[*] Agreement").

               (g) [*] will, and will cause its Subsidiaries to, enter into a [*] agreement with the Company substantially in the form of Exhibit J hereto (the "[*] [*]).

               (h) [*] will execute and deliver to [*], and [*] will execute and deliver to [*] and [*], the [*] substantially in the form of Exhibits K and L, respectively (collectively, the "Warrants"), and shall cause the related voting agreements substantially in the form of Exhibits M and N, respectively (collectively, the "Voting Agreements"), to be executed and delivered by each Person contemplated to be a party thereto.

               (i) [*] and [*] will, and will cause their respective Subsidiaries to, execute and deliver documents substantially in the form annexed as Exhibits O and P, resolving the existing disputes between them in the action pending in the U.S. District Court in Tulsa, Oklahoma, and shall cause to be filed with the proper authorities such documents as may be required for the dismissal of such action. Further, [*] and [*] will, and will cause their respective Subsidiaries to, execute and deliver a release substantially in the form of Exhibit P, releasing each other party to such release from all claims of patent infringement for acts occurring prior to the date of this Agreement.

     SECTION 2.02. Time and Place of Closing. The Closing will take place at
                   -------------------------
10:00 a.m. local time on [*], at the offices of [*] at [*], or at such other place or time as may be agreed upon by the parties.

     SECTION 2.03  Stock Legends.  Each certificate evidencing the Initial
                   -------------
Shares and any shares of the Company Common Stock hereafter issued shall bear the following legends at the time of issuance:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY


___________
[*] Confidential Treatment Requested.

          STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT IN COMPLIANCE WITH SUCH ACT AND LAWS.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE PROCEDURES AND RESTRICTIONS SET FORTH IN THE JOINT VENTURE FORMATION AND STOCKHOLDERS AGREEMENT DATED AS OF JANUARY 19, 1998 (THE "STOCKHOLDERS AGREEMENT"), AMONG INTERACTIVE PREVUE GUIDE, INC. ("THE CORPORATION"), [*] GEMSTAR INTERNATIONAL GROUP LIMITED AND [*], COPIES OF WHICH ARE FILED AT THE PRINCIPAL OFFICE OF THE CORPORATION AND ARE AVAILABLE TO ANY HOLDER WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. ANY PURPORTED DISPOSITION IN VIOLATION OF SUCH RESTRICTIONS SHALL BE VOID AND OF NO EFFECT. AS USED HEREIN, THE TERM "DISPOSE" (INCLUDING ITS CORRELATIVE MEANINGS "DISPOSED OF" AND "DISPOSITION"), WITH RESPECT TO ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, MEANS TO SELL, EXCHANGE, ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF ANY SUCH INTEREST, EXCEPT BY OPERATION OF LAW IN CONNECTION WITH A MERGER OR CONSOLIDATION OF THE CORPORATION.


                                  ARTICLE III

                             Conditions to Closing
                             ---------------------

     SECTION 3.01.  Conditions to Closing.  The obligations of each Initial
                    ---------------------
Stockholder (and its related Initial Participant) to consummate the transactions contemplated hereby at the Closing, and to enter into the other [*] to which it is contemplated to be a party, are subject to the satisfaction or waiver, as of the Closing Date, of the following conditions:


          (a)  Formation of the Company.  The Company shall have been duly
               ------------------------
organized and be validly existing and in good standing as a corporation under the laws of the State of Delaware and shall have become a party to this Agreement and have executed and delivered to each of the other parties hereto a copy hereof.

          (b)  Governmental Approvals.  All Governmental Approvals necessary for
               ----------------------
the consummation of the Transactions shall have been obtained or made, and all waiting periods imposed by any Governmental Authority or Law shall have expired or terminated.

___________
[*] Confidential Treatment Requested.

          (c)  No Injunction or Litigation.  No Injunction restraining or
               ---------------------------
preventing the consummation of the Transactions shall be in effect, and no Litigation shall be pending before any Governmental Authority with jurisdiction in the matter that would restrain or prevent the consummation of the Transactions or impose on such Stockholder, its Affiliates or the Company any Burdensome Condition.

          (d)  Other [*].  The parties to each other [*] shall have entered
               -----
into all such other [*], each of which shall be in full force and effect.

          (e)  Private Approvals.  All Private Approvals necessary for the
               -----------------
consummation of the Transactions shall have been obtained or made.

          (f)  Burdensome Condition.  No Burdensome Condition shall exist in
               --------------------
connection with the consummation of any of the Transactions.

          (g)  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of the other Initial Stockholder (and its related Initial Participant) made in each [*] shall be true and correct in all material respects as of the Closing Date, as if made on and as of the Closing Date.

          (h)  Performance of Obligations.  The other Initial Stockholder (and
               --------------------------
its related Initial Participant) shall each have performed or complied in all material respects with its respective covenants and agreements contained in the [*] required to be performed or complied with by it on or prior to the Closing Date.

          (i)  Closing Certificates.  Such Initial Stockholder and its related
               --------------------
Initial Participant shall have received such other certificates or documents as they or their counsel may reasonably request relating to the satisfaction of the conditions to the Closing, and all other corporate and legal proceedings relating to the Closing shall be reasonably satisfactory to them and their counsel.

          (j)  Operating Matters.  The Initial Stockholders shall have agreed
               -----------------
upon the Budget for fiscal year 1998, subject to such variations as may be approved by the Board of Directors from time to time and the [*] contemplated under [*].



                                  ARTICLE IV

                        Representations and Warranties
                        ------------------------------


     SECTION 4.01.  Representations and Warranties of the Company. The Company
                    ---------------------------------------------
by its execution hereof represents and warrants to each Consenting Stockholder (and its related Participant) on and as of the Closing Date, as follows:

___________
[*] Confidential Treatment Requested.

          (a)  Organization and Standing.  The Company:
               -------------------------

               (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

               (ii) has all requisite corporate power and authority and possesses all Approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets.

          (b)  Authority.  The Company has all requisite corporate power and
               ---------
authority to enter into this Agreement and the other [*] to which it is a party and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the other [*] and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the other [*] have been, or will at the Closing have been, duly executed and delivered by the Company and constitute, or will at the Closing constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The execution and delivery by the Company of this Agreement and the other [*] do not and did not, and the consummation of the Transactions and compliance with the terms of the [*] will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration or any material obligation or to the loss of any material benefit under or result in or require the creation, imposition or extension of any Lien (other than a Permitted Lien) upon any of the properties or assets of the Company under (i) any Contract, (ii) any provision of the Company Charter or the Company Bylaws or (iii) any Judgment or Law. No Governmental Approval or Private Approval is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the other [*] or the consummation of the Transactions.

          (c)  Constitutive Documents.  The certificate of incorporation and
               ----------------------
bylaws of the Company are in substantially the form annexed hereto as Exhibits A and B, respectively.

          (d)  Capitalization of the Company.  No shares of the Company Common
               -----------------------------
Stock or other capital stock of the Company are issued or outstanding. Except for this Agreement, there are no outstanding Contracts pursuant to which the Company is or may become obligated to issue, deliver or sell any shares of the Company Common Stock or other capital stock. There are no outstanding Contracts pursuant to which the Company is or may become obligated to redeem, repurchase or otherwise acquire or retire any shares of the Company Common Stock or other capital stock. The issuance of the Initial Shares has been duly authorized, and the Initial Shares, when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and non assessable and will not have been issued in violation of, and will not be subject to, any preemptive or subscription rights.

___________
[*] Confidential Treatment Requested.

          (e)  Prior Business.  Except for the execution of this Agreement
               --------------
and the other [*], the consummation of the Transactions and other transactions related thereto and matters preparatory thereto, the Company has not since its date of incorporation carried on any business or other activities of any kind whatsoever. Except for its rights and obligations under the [*] or as contemplated thereby, the Company has no material assets or liabilities and is not a party to any Contract. The Company does not have any Subsidiaries or, directly or indirectly, own any capital stock or other equity interests in any corporation, partnership or other entity, and the Company is not a member of or participant in any partnership, joint venture or similar entity.

          (f)  Brokers or Finders.  No Person is or will be entitled to any
               ------------------
broker's or finder's fee or any other commission or similar fee from the Company in connection with any of the Transactions.



     SECTION 4.02.  Representations and Warranties of Initial Stockholders and
                    ----------------------------------------------------------
Their Related Initial Participants.  Each Initial Stockholder and its related
----------------------------------
Initial Participant represents and warrants to each other party that, as of the date of this Agreement and as of the Closing Date, with respect to itself:

          (a)  Organization and Standing.  Such party:
               -------------------------

               (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the failure to be so qualified or licensed and in good standing (individually or in the aggregate) would have a material adverse effect on such party; and

               (ii) has all requisite corporate power and authority necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

          (b)  Authority.  Such party has all requisite corporate power and
               ---------
authority to enter into this Agreement and the other [*] to which it is a party and to consummate the Transactions. The execution and delivery by such party of this Agreement and the other [*] to which it is a party and the consummation by such party of the Transactions have been duly authorized by all necessary corporate action on the part of such party. This Agreement and the other [*] to which it is a party have been, or will at the Closing have been, duly executed and delivered by such party and constitute, or will at the Closing constitute, its legal, valid and binding obligations, enforceable against such party in accordance with their respective terms. The execution and delivery by such party of this Agreement and the other [*] to which it is a party do not, and the consummation of the Transactions and compliance with the terms of the [*] Documents to which it is a party will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or

___________
[*] Confidential Treatment Requested.

acceleration or any material obligation or to the loss of any material benefit under or result in or require the creation, imposition or extension of any Lien (other than a Permitted Lien) upon any of its properties or assets under (i) any Contract, (ii) any provision of its constitutive documents or (iii) any Judgment or Law, except, with respect to clause (i) or (iii), for such conflicts, violations, defaults, rights, obligations or losses that, individually or in the aggregate, would not have a material adverse effect on such party. No Governmental Approval or Private Approval is required to be obtained or made by such party or any of its Affiliates in connection with the execution and delivery of this Agreement or the other [*] to which it is a party or the consummation of the Transactions (other than Governmental Approvals (x) relating to the Transactions that must be obtained by such party by reason of facts peculiar to another party which such other party has not disclosed or (y) the absence of which would not have a material adverse effect on any party).

          (c)  Wholly Owned Subsidiary.  Such Initial Stockholder is a direct or
               -----------------------
indirect wholly owned Subsidiary of such Initial Participant.

          (d)  Brokers or Finders.  No Person is or will be entitled to any
               ------------------
broker's or finder's fee or any other commission or similar fee from such party in connection with any of the Transactions.

          (e)  Securities Act.  The Initial Shares to be purchased by such
               --------------
Initial Stockholder pursuant to this Agreement are being acquired for its own account for the purpose of investment only and not with a view to any public distribution thereof.

          (f)  Source of Funds.  Such Initial Stockholder will not acquire all
               ---------------
or any part of the Initial Shares to be purchased by it on behalf of, or with the assets of, any "employee benefit plan" as defined in ERISA.

          (g)  Labor Relations.  With respect to any employees of such party
               ---------------
who have agreed to accept employment with the Company in accordance with Section
10.04 or who will be offered employment by the Company pursuant to Section 10.04, there is no existing collective bargaining agreement or other Contract with a labor union.




                                   ARTICLE V

                         Covenants Pending the Closing
                         -----------------------------

     SECTION 5.01.  Covenants Pending the Closing.  Each party shall take all
                    -----------------------------
actions reasonably necessary or appropriate to ensure that the conditions to Closing set forth herein to be satisfied by such party or its Affiliates are satisfied on or prior to the Closing Date and to obtain (and cooperate with the other parties in obtaining) any Approvals required to be obtained or made by it in connection with any of the Transactions, except that such party shall not be required to accept any condition or take any action it in good faith believes to be commercially unreasonable under the circumstances.

___________
[*] Confidential Treatment Requested.

     SECTION 5.02.  Constitutive Documents.  The Company Charter shall be filed
                    ----------------------
with the Secretary of State of Delaware and the Company Bylaws shall be duly adopted.



                                  ARTICLE VI

                      Board of Directors and Stockholders
                      -----------------------------------

     SECTION 6.01.  Voting; Written Consent
                    -----------------------

          (a) Any agreement by the Consenting Stockholders herein to vote their shares of the Company Common Stock in a certain manner shall be deemed, in each instance, to include an agreement by each Consenting Stockholder to use such Consenting Stockholder's best efforts and to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, as promptly as practicable, a special or annual meeting of stockholders or to act by written consent.

          (b) When any action is required to be taken by a Consenting Stockholder pursuant to this Agreement, such Consenting Stockholder shall take all steps necessary to implement such action, including without limitation, executing or causing to be executed, as promptly as practicable, a consent in writing in lieu of an annual or special meeting of stockholders pursuant to
Section 228 of the Delaware General Corporation Law or any successor statute thereto ("DGCL") to effect such stockholder action.

          (c) Unless expressly stated to the contrary herein, any action requiring the vote of the directors (or any committee thereof) may be effected by consent in lieu of a meeting of the directors or committee members, as the case may be, pursuant to Section 141(f) of the DGCL.

     SECTION 6.02.  Composition of the Company Board.
                    --------------------------------

          (a) Prior to consummation of the Company's initial Public Offering, the Company Board shall consist of [*] directors, of which, subject to Section 6.02(b), each Consenting Stockholder Group shall have the right to designate [*] individuals to serve as directors and [*] will serve as the [*] director. Following consummation of the Company's initial Public Offering, each Consenting Stockholder Group shall have the right to designate one individual to serve as a director for each [*] of the outstanding shares of Series B Stock owned in the aggregate by the members of such Consenting Stockholder Group.

     In connection with the Company's initial Public Offering, the size of the Company Board shall be increased to [*] directors effective as of the consummation of such Public Offering. The [*] additional directors shall each be a Person who is unaffiliated with the Company or either Consenting Stockholder (the "Independent Directors"). Each Consenting Stockholder

___________
[*] Confidential Treatment Requested.

shall be entitled to designate one of the Independent Directors, which designee shall be reasonably satisfactory to the other Consenting Stockholder, for so long as such Consenting Stockholder is entitled to designate at least [*] pursuant to Section 6.02(a); provided, however, that under the circumstances
                             --------  -------
described in Section 6.02(b), the [*] Independent Directors shall be selected by a majority vote of the Company Board.

     The directors will be divided into three classes as nearly equal in size as practicable, with the term of the Class I Directors expiring at the 1999 annual meeting of stockholders, of the Class II Directors expiring at the 2000 annual meeting and of the Class III Directors expiring at the 2001 annual meeting of stockholders. The designees of each Consenting Stockholder Group will be allocated evenly among the classes so that each such Consenting Stockholder Group has appointed one member of each class. The [*] will be a Class I Director.

          (b) Notwithstanding Section 6.02(a), in the event of a [*] of the [*] of a [*] prior to consummation of the Company's initial Public Offering, the number of individuals that such Consenting Stockholder (the "Changed Stockholder") (and its Consenting Stockholder Group, if applicable) shall be entitled to designate to the Company Board shall be [*] and the number of individuals that the other Consenting Stockholder (the "Unchanged Stockholder") (and its Consenting Stockholder Group, if applicable) shall be entitled to designate to the Company Board shall be [*]. Promptly following the occurrence of the [*], the Changed Stockholder shall request the removal of one of its directors in accordance with Section 6.03 and the Unchanged Stockholder shall be entitled to designate an individual to fill the resulting vacancy in accordance with Section 6.04.

          (c) Each Consenting Stockholder hereby agrees to vote all shares of the Company Common Stock owned by such Consenting Stockholder to cause the election to the Company Board of the individuals designated by the Consenting Stockholders in accordance with this Section 6.02.

     SECTION 6.03.  Removal of Directors.  Each Consenting Stockholder shall
                    --------------------
vote all shares of the Company Common Stock owned by such Consenting Stockholder for the removal (with or without cause) of any director designated and elected pursuant to Section 6.02 hereof if the Consenting Stockholder entitled to designate such director pursuant to Section 6.02 requests such removal by written notice to the other Consenting Stockholder.

     SECTION 6.04.  Vacancies.  If, as a result of death, disability,
                    ---------
retirement, resignation, removal (with or without cause) or otherwise there shall exist or occur any vacancy on the Company Board:

          (i) the Consenting Stockholder Group entitled to designate (pursuant to Section 6.02) the director whose death, disability, retirement, resignation or removal resulted in such vacancy or that is otherwise entitled to fill such vacancy (pursuant to

___________
[*] Confidential Treatment Requested.

     Section 6.02(b)) may designate another individual to fill such capacity and to serve as a director of the Company and

          (ii) each Consenting Stockholder shall vote its respective shares in favor of the individual designated in accordance with clause (i) above to fill such vacancy.

     SECTION 6.05.  Conflicting Charter or Bylaw Provisions.  Each Consenting
                    ---------------------------------------
Stockholder shall vote its shares of the Company Common Stock, and shall take all other actions necessary, to ensure that the Company Charter and the Company Bylaws, as each may be amended from time to time, facilitate and do not at any time conflict with the provisions of this Agreement.


     SECTION 6.06.  Action by the Board of Directors.
                    --------------------------------

          (a) Except as otherwise provided in Sections 6.06(b) and (c), all actions of the Company Board and committees thereof shall require the [*] of the [*] of directors present at a duly convened meeting of the Company Board or committee thereof at which a quorum is present or, in lieu of a meeting, by the unanimous written consent of the members of the Company Board or committee thereof.

          (b) Prior to consummation of the Company's initial Public Offering, neither the Company nor any entity controlled by the Company shall take, and no party to this Agreement shall cause the Company or any entity controlled by the Company to take, any action with respect to any Significant Board Transaction without

               (i) (unless waived by both Initial Participants) providing to the directors at least ten Business Days' notice of any meeting of the Company Board at which a Significant Board Transaction is proposed to be approved, which notice shall describe such proposed Significant Board Transaction, and

               (ii) the prior approval of [*] directors (a "Supermajority Board Vote").

          (c) Notwithstanding the provisions of Sections 6.06(a) and (b), in addition to any other approval provided in such Sections, the approval of a majority of disinterested members of the Board of Directors shall be required to approve any transaction (other than a transaction expressly contemplated in this Agreement) between the Company and a Consenting Stockholder or an Affiliate of a Consenting Stockholder.

          (d) In the event that a [*] of the members of the Company Board vote to approve a Significant Board Transaction but a [*] is not obtained, then the Consenting Stockholders shall first use their good faith efforts to resolve the matter in a mutually satisfactory manner. If no mutually satisfactory resolution of the matter has been reached within five days of the initial vote of the Company Board thereon, then the Consenting

___________
[*] Confidential Treatment Requested.

Stockholders shall (at the insistence of any Consenting Stockholder) refer the matter to the [*] of [*] for resolution. If the chief executive officers so agree the proposed Significant Board Transaction will be resubmitted for a vote of the Company Board within ten days (or such shorter or longer period as they may agree) after referral to the chief executive officers. Unless and until the proposed Significant Board Transaction is so resubmitted, the initial vote of the Company Board will continue to govern with respect to such matter.

     SECTION 6.07.  Budget Process.
                    --------------

          (a) The CEO shall submit annually to the Company Board at least ninety
(90) days prior to the start of each fiscal year of the Company after the fiscal year ending December 31, 1998, a proposed research and development, capital expenditure and operating budget (the "Proposed Budget") for the forthcoming fiscal year including an income statement prepared on an accrual basis which shall show in reasonable detail the revenues and expenses projected for the business of the Company for the forthcoming fiscal year and a cash flow statement which shall show in reasonable detail the receipts and disbursements projected for the business of the Company for the forthcoming fiscal year and the amount of any corresponding cash surplus or deficiency and any contemplated borrowings of the Company. If such Proposed Budget is approved by the Company Board by Supermajority Board Vote, then such Proposed Budget shall be considered approved and shall constitute the "Budget" for all purposes of this Agreement and shall supersede any previously approved Budget. If a Proposed Budget is not approved by the requisite vote of the Company Board, then the directors of the Company shall (and the Consenting Stockholders shall cause their designees on the Company Board to) cooperate in good faith and confer with the CEO and other senior officers of the Company for the purpose of attempting to arrive at a Proposed Budget that can secure the approval of the Company Board.

          (b) If, notwithstanding the foregoing procedures, on January 1 of any fiscal year of the Company no Proposed Budget has been approved by the Company Board for such fiscal year, then the Budget for the prior fiscal year, adjusted (without duplication) to reflect increases or decreases resulting from the following events, shall govern until such time as the Company Board approves a new Proposed Budget:

                    (i) the operation of escalation or de-escalation provisions in contracts in effect at the time of approval of the prior fiscal year's Budget solely as a result of the passage of time or the occurrence of events beyond the control of the Company to the extent such contracts are still in effect;

                    (ii) elections made in any prior fiscal year under contracts contemplated by the Budget for the prior fiscal year regardless of which party to such contracts made such elections;

___________
[*] Confidential Treatment Requested.

                    (iii) increases or decreases in expenses attributable to the annualized effect of employee additions or reductions during the prior fiscal year contemplated by the Budget for the prior fiscal year;

                    (iv) changes in interest expense attributable to any loans made to or retired by the Company;

                    (v) increases in overhead expenses in an amount equal to the total of overhead expenses reflected in the Budget for the prior fiscal year multiplied by the increase in the Consumer Price Index for the prior year, but in no event more than five percent (5%);

                    (vi) the anticipated incurrence of costs during such fiscal year for any legal, accounting and other professional fees or disbursements in connection with events or changes not contemplated at the time the Budget for the fiscal year was adopted;

                    (vii) the continuation of the effects of a decision made by the Company Board or the Consenting Stockholders in the prior fiscal year with respect to any Significant Board Transaction or Significant Stockholder Transaction that are not reflected in the Budget; and

                    (viii) decreases in expense attributable to non-recurring items reflected in the prior fiscal year's Budget.

     Any budget established pursuant to this Section 6.07(b) is herein referred to as a "Default Budget." If on January 1 of any fiscal year the Company no Proposed Budget has been approved by the Company Board for such fiscal year and a Default Budget was in effect for the prior fiscal year, then such Default Budget, adjusted (without duplication) to reflect increases or decreases resulting from the events listed above (as if the references in the first sentence of this Section 6.07(b) to "Budget" referred to such "Default Budget") shall govern until the Company Board approves a new Proposed Budget.

     SECTION 6.08.  Action by Stockholders.
                    ----------------------

          (a) [*], all actions required to be approved by the stockholders of the Company shall require the affirmative vote in person or by proxy at a duly convened annual or special meeting of stockholders at which a quorum is present of shares that are entitled to vote and represent a majority of the combined voting power of the outstanding shares of the Company Common Stock entitled to vote on the particular action, voting together as a single class, or in lieu of a meeting, by unanimous written consent of the holders of the Company Common Stock entitled to vote.

___________
[*] Confidential Treatment Requested.

          (b) [*], neither the Company nor any entity controlled by the Company shall take, and no party to this Agreement shall cause the Company or any entity controlled by the Company to take, any action with respect to any [*] without the prior approval of shares of the Company Common Stock entitled to vote and representing [*] of the combined voting power of the outstanding shares entitled to vote on the particular action, voting together as a single class, at such a duly convened meeting or, in lieu of a meeting, by unanimous written consent of the holders of the Company Common Stock entitled to vote (a [*]); provided, however, that if prior to consummation of the Company's initial Public Offering, a [*] occurs with respect to the [*] then, except as otherwise provided in
Section 7.11, the [*] thereafter required to approve a [*] at a duly convened stockholders' meeting shall be [*] (rather than [*]) of the combined voting power of the outstanding shares of Company Common Stock entitled to vote on the particular matter, voting together as a single class.


     SECTION 6.09  [*] [*] Committee.  The Company shall have an [*]
                           ---------
Committee made up of two Company employees to be designated by the Company Board and one representative of each [*]. The [*] Committee shall hold regular meetings at least quarterly. The purposes of the [*] Committee shall be to:

          (a) review and prescribe the Company's practices and procedures for identifying and protecting [*] developed by the Company;

          (b) review technical developments by the Company and recommend and direct appropriate steps to protect [*] in those developments;

          (c) review the status and progress of patent applications, copyright registrations, trademark applications, mask work registrations and other steps taken to protect [*] developed by [*] and make recommendations and directions in that regard;

          (d) review [*] of the Company's [*] to others and make recommendations in that regard; and

          (e) review [*] of the [*] of others to the Company and make recommendations and directions in that regard.

The [*] Committee may undertake such other duties relating to the identification and protection of [*] developed by the Company as its members may decide upon.

___________
[*] Confidential Treatment Requested.

                                  ARTICLE VII

                                   Transfers
                                   ---------


     SECTION 7.01.  Restrictions on Transfers and Conversion.
                    ----------------------------------------

          (a) Prior to consummation of the Company's initial Public Offering, a Consenting Stockholder shall not Dispose of any of its shares of Company Common Stock, or convert any of its shares of Series B Stock into Series A Stock, except for (i) a Transfer of all and not less than all of its shares of Company Common Stock (x) to any of such Consenting Stockholder's Controlled Affiliates, provided that the transferee assumes the obligations of the transferor under this Agreement with respect to such shares and agrees to become a party to this Agreement, (y) in compliance with Section 7.02, or (z) to another Consenting Stockholder or its designee pursuant to Section 7.08 or 7.09; or (ii) a Transfer of a portion of its shares of Company Common Stock to the extent required by
Section 7.10.

          (b) After consummation of the Company's initial Public Offering, a Consenting Stockholder shall not Dispose of any of its shares of Series B Stock, including by conversion into Series A Stock, except (i) for a Transfer of shares of Series B Stock to any of such Consenting Stockholder's Controlled Affiliates, provided that, in each case, the transferee assumes, jointly and severally with the transferor if less than all of such shares of the transferor are transferred, the obligations of the transferor under this Agreement with respect to such shares and agrees to become a party to this Agreement; or (ii) in compliance with Section 7.03 or 7.04.

          (c) Any attempt to Dispose of any shares of the Company Common Stock or convert any shares of Series B Stock into Series A Stock, in a manner that does not comply with this Agreement shall be ineffective.

          (d) Except as expressly permitted by this Agreement, each Consenting Stockholder shall, from and after the Closing Date, (i) be the record and beneficial owner of such shares of the Company Common Stock and other securities of the Company indicated in the Company's records as being owned by such Consenting Stockholder, in each case free and clear of any Lien (other than a Permitted Lien) of any kind, and (ii) have sole voting power with respect to such Consenting Stockholder's shares of the Company Common Stock and will not grant any proxy with respect to such shares, enter into any voting trust or other voting agreement or arrangement with respect to such shares or grant any other rights to vote such shares; provided, however, that the foregoing shall
                                  --------  -------
not be construed to limit the ability of a Consenting Stockholder to enter into agreements with respect to the voting of its shares of the Company Common Stock pending a sale of such stock permitted by Section 7.02 or 7.04 or to enter into agreements not inconsistent with this Agreement that restrict such Consenting Stockholder's ability to transfer shares of the Company Common Stock.

          (e) The Company agrees not to record any transfer or conversion of the Company Common Stock by any Consenting Stockholder in the stock transfer books of the Company unless the transfer or conversion complies with all provisions of this Agreement.


     SECTION 7.02.  Pre-IPO Rights of First Refusal.
                    -------------------------------

          (a) After the third anniversary of the date of this Agreement and prior to the consummation of the Company's initial Public Offering, if a Consenting Stockholder ("Selling Stockholder") or its Parent shall receive at any time a bona fide offer in writing, which the Selling Stockholder or its Parent proposes to accept (a "Third Party Offer"), from a third party (the "Third Party Offeror") to acquire all and not less than all of its shares of the Company Common Stock (the "First Refusal Shares") or to effect an Indirect Transfer (in which case the "First Refusal Shares" shall be all the shares of the Company Common Stock owned by the Selling Stockholder), the Selling Stockholder shall deliver to each other Consenting Stockholder (the "First Refusal Stockholders") a notice (a "First Refusal Notice of Sale") containing a copy of the Third Party Offer and setting forth the identity of the Third Party Offeror and its Parent and an offer to sell the First Refusal Shares to the First Refusal Stockholders on the following terms: (i) if the Third Party Offer contemplates a purchase of the First Refusal Shares by the Third Party Offeror for consideration consisting solely of cash, then the Selling Stockholder's offer shall be to sell the First Refusal Shares for cash in an amount equal to the purchase price specified in, and otherwise on the terms and conditions contained in, the Third Party Offer, and (ii) if the Third Party Offer contemplates an acquisition of the First Refusal Shares by the Third Party Offeror for consideration any portion of which is not cash or if the Third Party Offer contemplates an Indirect Transfer, then the Selling Stockholder's offer shall be to sell the First Refusal Shares for cash in an amount equal to the fair market value of the noncash consideration or of the First Refusal Shares, as applicable (as determined pursuant to Section 7.02(c), and otherwise on the terms and conditions contained in the Third Party Offer. The First Refusal Notice of Sale shall specify the price at which the First Refusal Shares are offered, as provided in the preceding sentence. The First Refusal Stockholders shall enter into an appropriate confidentiality agreement reasonably requested by the Selling Stockholder with respect to the Third Party Offer.

               (i) If a First Refusal Stockholder desires to accept all or any portion of the offer set forth in a First Refusal Notice of Sale as to any part of the First Refusal Shares, such First Refusal Stockholder (a "First Refusal Electing Stockholder") shall, within ten Business Days of receipt of such First Refusal Notice of Sale, notify the Selling Stockholder of its intention to acquire First Refusal Shares and the number of such shares it desires to acquire, and deliver a copy of such notice to each other First Refusal Stockholder.

               (ii) If the First Refusal Electing Stockholders desire to acquire, in the aggregate, all of the First Refusal Shares, then the First Refusal Electing Stockholders shall have the right to acquire all the First Refusal Shares, allocated among them as follows (or in such other manner as the First Refusal Electing Stockholders may agree):

                    (A) the First Refusal Shares shall be allocated among the
               First Refusal Electing Stockholders pro rata (based on the number of shares of Series B Stock owned by each of them) until all of the First Refusal Shares have been allocated or any First Refusal Electing Stockholder has been allocated the number of First Refusal Shares that it desires to acquire, as specified in its notice to the Selling Stockholder, as it may have been amended pursuant to clause (iii);

                    (B) if all First Refusal Shares are not allocated pursuant to paragraph (A) or any prior application of this paragraph (B), any First Refusal Shares that were not allocated pursuant to paragraph (A) or any prior application of this paragraph (B) shall be allocated among the First Refusal Electing Stockholders (other than any First Refusal Electing Stockholder that has been allocated the number of First Refusal Shares that it desires to acquire, as specified in its notice to the Selling Stockholder, as it may have been amended pursuant to clause (iii)) pro rata (based on the number of shares of Series B Stock owned by each of them); and

                    (C) if all First Refusal Shares are not allocated pursuant to paragraph (A) and any prior application of paragraph (B), any First Refusal Shares that were not allocated pursuant to paragraph (A) and any prior application of paragraph (B) shall be allocated by continuing to apply paragraph (B) as required.

               (iii) If the First Refusal Electing Stockholders desire to acquire, in the aggregate, less than all of the First Refusal Shares, then the Selling Stockholder shall so notify the First Refusal Electing Stockholders and:

                    (A) each First Refusal Electing Stockholder shall have the right, by written notice sent to the Selling Stockholder (with a copy of such notice to each other Consenting Stockholder) within five Business Days after its receipt of the notice from the Selling Stockholder pursuant to this clause (iii) to amend its notice to increase the number of First Refusal Shares that it desires to purchase;

                    (B) if, after giving effect to any amendment to any First
               Refusal Electing Stockholder's notice pursuant to this clause
               (iii), the First Refusal Electing Stockholders desire to acquire, in the aggregate, all of the First Refusal Shares, then the First Refusal Electing Stockholders shall have the right to acquire all the First Refusal Shares, allocated among them in accordance with clause (ii); and

                    (C) if, after giving effect to any amendment to any First
               Refusal Electing Stockholder's notice pursuant to this clause
               (iii), the First Refusal Electing Stockholders desire to acquire, in the aggregate, less than all of the First Refusal Shares, then the Selling Stockholder's offer of the First Refusal Shares shall be deemed rejected as of the last day for a First Refusal Electing Stockholder to amend its notice pursuant to this clause
               (iii).

          (b) If (i) the Selling Stockholder's offer of the First Refusal Shares is rejected as provided in Section 7.02(a), or (ii) the purchase of the First Refusal Shares is not consummated within the period set forth in Section 7.05(a)(iii) for any reason other than a breach by the Selling Stockholder of any of its covenants, representations or warranties that are a condition to consummation of such purchase, then the Selling Stockholder shall have the right, at any time during the sixty-day period beginning on the date that the Seller Stockholder's offer of the First Refusal Shares is deemed rejected or the day following the last day of the period set forth in Section 7.05(a)(iii), as applicable, to enter into a binding agreement to sell all of the First Refusal Shares to the Third Party Offeror, or to effect the Indirect Transfer contemplated by the Third Party Offer, as applicable, in either case on terms and conditions no less favorable in the aggregate to the Selling Stockholder (and, in the case of an Indirect Transfer, its Parent) than those set forth in the Third Party Offer, and thereafter (within the period specified below in this
Section 7.02(b)) to sell all of the First Refusal Shares to the Third Party Offeror or effect the Indirect Transfer, as applicable, pursuant to such agreement; provided that (i) in the case of a sale of First Refusal Shares, the Third Party Offeror assumes the obligations of the Selling Stockholder under this Agreement with respect to such shares and becomes a party to this Agreement, and (ii) in the case of an Indirect Transfer, the Third Party Offeror, upon taking control of the Selling Stockholder causes the Selling Stockholder to confirm in writing the continuing validity and effectiveness of its obligations under this Agreement, and in such case, its [*] to the [*] to its [*] [*] equivalent to the [*] pursuant to the [*] Agreement if the [*] set forth in Section [*] hereof has been [*]. The Selling Stockholder shall, as promptly as practicable and prior to the closing of such sale or Indirect Transfer, provide to the First Refusal Stockholders a copy of the agreement for the sale of the First Refusal Shares so as to permit the First Refusal Stockholders to confirm for themselves that the terms and conditions of such sale are not less favorable in the aggregate to the Selling Stockholder (and, in the case of an Indirect Transfer, its [*]) than those set forth in the Third Party Offer. If the Selling Stockholder does not enter into such an agreement during such sixty-day period, or does not close the sale thereunder within sixty days after the execution of such an agreement (subject to extension for a maximum of one hundred eighty additional days to the extent required to obtain all required Governmental and Private Approvals), the procedure set forth above with respect to the First Refusal Notice of Sale shall be repeated with respect to
__________
[*] Confidential Treatment Requested.

any subsequent proposed sale, assignment or other disposition of shares of the Company Common Stock by the Selling Stockholder.

          (c) Before submitting a First Refusal Notice of Sale pursuant to
Section 7.02(a) in response to a Third Party Offer that contemplates (i) a sale of the First Refusal Shares in conjunction with other assets, (ii) an acquisition of the First Refusal Shares by the Third Party Offeror for consideration any portion of which is not cash or (iii) an Indirect Transfer, the Selling Stockholder and the other Consenting Stockholders shall cause (A) if the Third Party Offer contemplates a sale of the First Refusal Shares in conjunction with other assets, the total consideration specified in the Third Party Offer to be allocated between the First Refusal Shares and such other assets, (B) if the Third Party Offer contemplates an acquisition of the First Refusal Shares by the Third Party Offeror for consideration any portion of which is not cash or if the Third Party Offer contemplates an Indirect Transfer, the fair market value of the noncash consideration or of the First Refusal Shares, as applicable, to be determined, in each case pursuant to this Section 7.02(c):

               (i) The Selling Stockholder shall deliver to each other Consenting Stockholder a notice stating that the Selling Stockholder intends to deliver a First Refusal Notice of Sale to which this
          Section 7.02(c) applies and identifying an appraiser (the "First Appraiser") who has been retained by the Selling Stockholder to allocate the total consideration specified in the Third Party Offer or to conduct an appraisal of the noncash consideration or of the First Refusal Shares, as applicable, pursuant to this Section 7.02(c). Within ten Business Days after its receipt of the Selling Stockholder's notice pursuant to the preceding sentence, the Consenting Stockholder (other than the Selling Stockholder) that, together with its Controlled Affiliates, owns the greatest number of shares of Series B Stock, shall send a notice to the Selling Stockholder and the other Consenting Stockholders identifying a second appraiser (the "Second Appraiser") who shall be retained by the Selling Stockholder to make such allocation or conduct such appraisal, as applicable, pursuant to this Section 7.02(c).

               (ii) The First Appraiser and the Second Appraiser shall submit their independent determinations of the amount of consideration allocable to the First Refusal Shares or the fair market value of the noncash consideration or of the First Refusal Shares, as applicable, within thirty days after the date on which the Second Appraiser is retained. If the respective determinations of the First Appraiser and the Second Appraiser vary by less than ten percent of the higher determination, the amount of consideration allocable to the First Refusal Shares or the fair market value of the noncash consideration or of the First Refusal Shares, as applicable, for purposes of Section 7.02(a), shall be the average of the two determinations.

               (iii) If the respective determinations of the First Appraiser and the Second Appraiser vary by ten percent or more of the higher determination, the two Appraisers shall promptly designate a third appraiser (the "Third Appraiser"), who shall be retained by the Selling Stockholder to make an allocation or conduct an appraisal pursuant to this Section 7.02(c). The First Appraiser and the Second Appraiser shall be instructed not to, and no party to this Agreement or any Controlled Affiliate of any party to this Agreement shall, provide any information to the Third Appraiser as to the determinations of the First Appraiser and the Second Appraiser or otherwise influence the Third Appraiser's determination in any way. The Third Appraiser shall submit its determination of the amount of consideration allocable to the First Refusal Shares or the fair market value of the noncash consideration or of the First Refusal Shares, as applicable, within thirty days after the date on which the Third Appraiser is retained. If a Third Appraiser is retained, the amount of consideration allocable to the First Refusal Shares or the fair market value of the noncash consideration or of the First Refusal Shares, as applicable, for purposes of Section 7.02(a), shall equal the average of the two closest of the three determinations, except that, if the difference between the highest and middle determinations is no more than [*] and no less than [*] of the difference between the middle and lowest determinations, then the amount of consideration allocable to the First Refusal Shares or the fair market value of the noncash consideration or of the First Refusal Shares, as applicable, for purposes of Section 7.02(a), shall equal the middle determination.

               (iv) Any appraiser retained pursuant to this Section 7.02(c) shall be nationally recognized as being qualified and experienced in the appraisal of assets comparable to the First Refusal Shares and, if applicable, any other assets proposed to be sold pursuant to the Third Party Offer and shall not be an Affiliate of any party to this Agreement. All fees and expenses of any appraiser retained pursuant to this Section 7.02(c) shall be paid by the Selling Stockholder.

               (v) In determining the fair market value of the noncash consideration or of the First Refusal Shares, if applicable, each appraiser retained pursuant to this Section 7.02(c) shall: (A) assume that the fair market value of the applicable asset is the price at which the asset would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and each having reasonable knowledge of all relevant facts; (B) assume that the applicable asset would be sold for cash; and (C) use valuation techniques then prevailing in the relevant industry.

     SECTION 7.03.  Conversion of Series B Stock to Series A Stock; Right of
                    --------------------------------------------------------
First Offer.
-----------

          (a) No Consenting Stockholder shall convert any shares of Series B Stock to Series A Stock prior to the consummation of the Company's initial Public Offering. After the consummation of the Company's initial Public Offering, if a Consenting Stockholder (a "Converting Stockholder") desires to convert all or any portion of its shares of Series B Stock to

__________
[*] Confidential Treatment Requested.

Series A Stock, it shall first deliver to each other Consenting Stockholder a written notice (a "First Offer Notice of Sale") of its intention to so convert such shares of Series B Stock (the "First Offer Shares"). The First Offer Notice of Sale shall contain the Converting Stockholder's offer to sell the First Offer Shares to such other Consenting Stockholders at a price per share equal to the Market Price as of the date of the First Offer Notice of Sale (which price shall, unless otherwise agreed by the Converting Stockholder and the Consenting Stockholders accepting such offer, be payable in cash). As used in this Section 7.03, the "Qualifying First Offer Amount" means, with respect to any First Offer Notice of Sale, the amount, if any, by which the number of First Offer Shares specified in such First Offer Notice of Sale exceeds [*] percent of the number of shares of the Company Common Stock outstanding at the time such First Offer Notice of Sale is delivered (or such lesser amount as may be specified in the First Offer Notice of Sale or as may otherwise be agreed to by the Converting Stockholder).

               (i) If a Consenting Stockholder desires to accept all or any portion of the offer set forth in a First Offer Notice of Sale, such Consenting Stockholder (a "First Offer Electing Stockholder") shall, within ten Business Days of receipt of such First Offer Notice of Sale, notify the Converting Stockholder of its intention to acquire First Offer Shares and the number of such shares it desires to acquire, and deliver a copy of such notice to each other Consenting Stockholder.

               (ii) If, after giving effect to any amendment to any First Offer Electing Stockholder's notice pursuant to Section 7.03(a)(iii), the First Offer Electing Stockholders desire to acquire, in the aggregate, either (x) all the First Offer Shares, or (y) a number of First Offer Shares that is not more than the Qualifying First Offer Amount, then the First Offer Electing Stockholders shall have the right to acquire, in the case of clause (x), all the First Offer Shares or, in the case of clause (y), the number of shares that the First Offer Electing Stockholders desire to acquire (such shares that the First Offer Electing Stockholders have the right to acquire, the "Allocable First Offer Shares"), allocated among them as follows (or in such other manner as the First Offer Electing Stockholders may agree):

                    (A) the Allocable First Offer Shares shall be allocated
               among the First Offer Electing Stockholders pro rata (based on the number of shares of Series B Stock owned by each of them) until all of the Allocable First Offer Shares have been allocated or any First Offer Electing Stockholder has been allocated the number of First Offer Shares that it desires to acquire, as specified in its notice to the Converting Stockholder, as it may have been amended pursuant to Section 7.03(a)(iii);

                    (B) if all Allocable First Offer Shares are not allocated
               pursuant to paragraph (A) or any prior application of this paragraph (B), any Allocable First Offer Shares that were not allocated pursuant to paragraph (A) or any prior application of this paragraph (B) shall be allocated among the First Offer Electing Stockholders (other than any First Offer Electing

________________
[*] Confidential Treatment Requested

               Stockholder that has been allocated the number of First Offer Shares that it desires to acquire, as specified in its notice to the Converting Stockholder, as it may have been amended pursuant to Section 7.03(a)(iii)) pro rata (based on the number of shares of Series B Stock owned by each of them); and

                    (C) if all Allocable First Offer Shares are not allocated
               pursuant to paragraph (A) and any prior application of paragraph
               (B), any Allocable First Offer Shares that were not allocated pursuant to paragraph (A) and any prior application of paragraph
               (B) shall be allocated by continuing to apply paragraph (B) as required.

               (iii) If the First Offer Electing Stockholders desire to acquire, in the aggregate, less than all of the First Offer Shares, then the Converting Stockholder shall so notify the First Offer Electing Stockholders and:

                    (A) subject to Section 6.03(a)(iii)(B), each First Offer
               Electing Stockholder shall have the right, by written notice sent to the Converting Stockholder (with a copy of such notice to each other Consenting Stockholder) within five days after its receipt of the notice from the Converting Stockholder pursuant to this
               Section 7.03(a)(iii) to amend the notice it delivered pursuant to 7.03(a)(i) to increase or decrease the number of First Offer Shares that it desires to purchase;

                    (B) notwithstanding Section 7.03(a)(iii)(A), no notice by
               any First Offer Electing Stockholder pursuant to this Section 7.03(a)(iii) shall constitute an amendment of the notice it delivered pursuant to Section 7.03(a)(i) if the number of shares that the First Offer Electing Stockholders originally desired to acquire, in the aggregate, as specified in their notices pursuant to Section 7.03(a)(i) was less than or equal to the Qualifying First Offer Amount and the number of shares that the First Offer Electing Stockholders subsequently desired to acquire, in the aggregate, as specified in their notices as proposed to be amended pursuant to this Section 7.03(a)(iii), was greater than the Qualifying First Offer Amount but less than all the First Offer Shares; if this Section 7.03(a)(iii)(B) applies, the First Offer Electing Stockholders shall have the right to acquire the number of shares that the First Offer Electing Stockholders originally desired to acquire, allocated among them in accordance with Section 7.03(a)(ii);

                    (C) if, after giving effect to any amendment to any First
               Offer Electing Stockholder's notice pursuant to this Section 7.03(a)(iii), the First Offer Electing Stockholders desire to acquire, in the aggregate, either (x) all the First Offer Shares, or (y) a number of First Offer Shares that is not more than the Qualifying First Offer Amount, then the First Offer Electing Stockholders shall have the right to acquire, in the case of clause (x), all the First Offer Shares or, in the case of clause (y), the number of shares that the First Offer Electing Stockholders desire to acquire, allocated among them in accordance with Section 7.03(a)(ii);

                    (D) if, after giving effect to any amendment to any First
               Offer Electing Stockholder's notice pursuant to this Section 7.03(a)(iii) (but subject to Section 7.03(a)(iii)(B)), the First Offer Electing Stockholders desire to acquire, in the aggregate, a number of First Offer Shares that is greater than the Qualifying First Offer Amount but less than all the First Offer Shares, then the Converting Stockholder's offer of the First Offer Shares shall be deemed rejected in full as of the last day for a First Offer Electing Stockholder to amend its notice pursuant to this Section 7.03(a)(iii); and

                    (E) if, after giving effect to any amendment to any First
               Offer Electing Stockholder's notice pursuant to this Section 7.03(a)(iii), the First Offer Electing Stockholders desire to acquire, in the aggregate, a number of First Offer Shares that is less than or equal to the Qualifying First Offer Amount, then the Converting Stockholder's offer of the First Offer Shares shall be deemed accepted as to the number of First Offer Shares that the First Offer Electing Stockholders desire to acquire (and the First Offer Electing Stockholders shall have the right to acquire such shares as provided in Section 7.03(a)(iii)(C)) and shall be deemed rejected with respect to that portion of the First Offer Shares that exceeds the number of First Offer Shares that the First Offer Electing Stockholders desire to acquire as of the last day for a First Offer Electing Stockholder to amend its notice pursuant to this Section 7.03(a)(iii).

          (b) If (i) the Converting Stockholder's offer of the First Offer Shares is rejected (in whole or in part) as provided in Section 7.03(a), or (ii) the purchase of the First Offer Shares is not consummated within the period set forth in Section 7.05(a)(iii) for any reason other than a breach by the Converting Stockholder of any of its covenants, representations or warranties that are a condition to consummation of such purchase, then, beginning on the date that the Converting Stockholder's offer of the First Offer Shares is deemed rejected or the day following the last day of the period set forth in Section 7.05(a)(iii), as applicable (such applicable date, the "Free-to-Convert Date"), the Converting Stockholder shall have the right to convert the First Offer Shares with respect to which the Converting Stockholder's offer was rejected or the First Offer Shares that were not purchased within the period set forth in
Section 7.05(a)(iii), as applicable (such First Offer Shares, the "Free-to-Convert Shares"), to shares of Series A Stock at any time prior to the later of
(i) the ninetieth day after the Free-to-Convert Date, or (ii) if prior to or within ten Business Days after the Free-to-Convert Date the Converting Stockholder either delivers a Demand Notice pursuant to Section 8.01 or submits a written request in response to a

Company Notice pursuant to Section 8.01 with respect to the registration of the shares of Series A Stock into which the Free-to-Convert Shares may be converted, either (A) the date on which the registration statement filed by the Company with respect to such shares of Series A Stock becomes effective or (B) the date on which such registration statement is withdrawn, as applicable. If the Converting Stockholder does not convert the Free-to-Convert Shares into shares of Series A Stock during the applicable period, the procedure set forth above with respect to the First Offer Notice of Sale shall be repeated with respect to any subsequent proposed conversion of shares of Series B Stock to shares of Series A Stock by the Converting Stockholder.

     SECTION 7.04.  Post-IPO Right of First Refusal.
                    -------------------------------

          (a) Following consummation of the Company's initial Public Offering, if a Consenting Stockholder (a "Post-IPO Selling Stockholder") or its Parent shall receive at any time a bona fide offer in writing, which the Post-IPO Selling Stockholder or its Parent proposes to accept (a "Post-IPO Third Party Offer"), from a third party (the "Post-IPO Third Party Offeror") to acquire all or part of its shares of Series B Stock (the "Post-IPO First Refusal Shares") or to effect an Indirect Transfer (in which case the "Post-IPO First Refusal Shares" shall be all the shares of Series B Stock owned by the Post-IPO Selling Stockholder), the Post-IPO Selling Stockholder shall deliver to each other Consenting Stockholder (the "Post-IPO First Refusal Stockholders") a notice (a "Post-IPO Notice of Sale" and, together with the First Refusal Notice of Sale and the First Offer Notice of Sale, the "Notices of Sale") containing a copy of the Post-IPO Third Party Offer, the identity of the Post-IPO Third Party Offeror and its Parent and an offer to sell the Post-IPO First Refusal Shares to the Post-IPO First Refusal Stockholders on the following terms: (i) if the Post-IPO Third Party Offer contemplates a purchase of the Post-IPO First Refusal Shares by the Post-IPO Third Party Offeror for consideration consisting solely of cash, then the Post-IPO Selling Stockholder's offer shall be to sell the Post-IPO First Refusal Shares for cash in an amount equal to the purchase price specified in, and otherwise on the terms and conditions contained in, the Post-IPO Third Party Offer, and (ii) if the Post-IPO Third Party Offer contemplates an acquisition of the Post-IPO First Refusal Shares by the Post-IPO Third Party Offeror for consideration any portion of which is not cash or if the Post-IPO Third Party Offer contemplates an Indirect Transfer, then the Post-IPO Selling Stockholder's offer shall be to sell the Post-IPO First Refusal Shares for cash in an amount equal to the fair market value of the noncash consideration or of the Post-IPO First Refusal Shares, as applicable (as determined pursuant to Section 7.02(c) as if the references therein to Selling Stockholder, First Refusal Shares and First Refusal Notice of Sale referred to the Post-IPO Selling Stockholder, Post-IPO First Refusal Shares and Post-IPO Notice of Sale, respectively) and otherwise on the terms and conditions contained in the Post-IPO Third Party Offer. The Post-IPO Notice of Sale shall specify the price at which the Post-IPO First Refusal Shares are offered, as provided in the preceding sentence. The Post-IPO First Refusal Stockholders shall enter into an appropriate confidentiality agreement reasonably requested by the Post-IPO Selling Stockholder with respect to the Post-IPO Third Party Offer.

               (i) If a Post-IPO First Refusal Stockholder desires to accept all or any portion of the offer set forth in a Post-IPO Notice of Sale as to any part of the Post-IPO First Refusal Shares, such Post-IPO First Refusal Stockholder (a "Post-IPO Electing Stockholder") shall, within ten Business Days of receipt of such Post-IPO Notice of Sale, notify the Post-IPO Selling Stockholder of its intention to acquire Post-IPO First Refusal Shares and the number of such shares it desires to acquire, and deliver a copy of such notice to each other Post-IPO First Refusal Stockholder.

               (ii) If the Post-IPO Electing Stockholders desire to acquire, in the aggregate, all of the Post-IPO First Refusal Shares, then the Post-IPO Electing Stockholders shall have the right to acquire all the Post-IPO First Refusal Shares, allocated among them in the same manner as First Refusal Shares are allocated among First Refusal Electing Stockholders pursuant to Section 7.02(a)(ii).

               (iii) If the Post-IPO Electing Stockholders desire to acquire, in the aggregate, less than all of the Post-IPO First Refusal Shares, then the Post-IPO Selling Stockholder shall so notify the Post-IPO Electing Stockholders and the procedures set forth in Section 7.02(a)(iii) shall be followed as if the references therein to the First Refusal Electing Stockholders, the Selling Stockholder and First Refusal Shares referred to the Post-IPO Electing Stockholders, the Post-IPO Selling Stockholder and the Post-IPO First Refusal Shares.
          If after giving effect to any amendment to any Post-IPO Electing Stockholder's notice pursuant to said procedures, the Post-IPO Electing Stockholders desire to acquire, in the aggregate, less than all of the Post-IPO First Refusal Shares, then the Post-IPO Selling Stockholder's offer shall be deemed rejected as of the last day for a Post-IPO Electing Stockholder to amend its notice pursuant to said procedures.

          (b) If (i) the Post-IPO Selling Stockholder's offer of the Post-IPO First Refusal Shares is rejected as provided in Section 7.04(a), or (ii) the purchase of the Post-IPO First Refusal Shares is not consummated within the period set forth in Section 7.05(a)(iii) for any reason other than a breach by the Post-IPO Selling Stockholder of any of its covenants, representations or warranties that are a condition to consummation of such purchase, then the Post-IPO Selling Stockholder shall have the right, at any time during the sixty-day period beginning on the date that the Post-IPO Seller Stockholder's offer of the Post-IPO First Refusal Shares is deemed rejected or the day following the last day of the period set forth in Section 7.05(a)(iii), as applicable, to enter into a binding agreement to sell all of the Post-IPO First Refusal Shares to the Post-IPO Third Party Offeror, or to effect the Indirect Transfer contemplated by the Post-IPO Third Party Offer, as applicable, in either case on terms and conditions no less favorable in the aggregate to the Post-IPO Selling Stockholder (and, in the case of an Indirect Transfer, its Parent) than those set forth in the Post-IPO Third Party Offer, and thereafter (within the period specified below in this Section 7.04(b)) to sell all of the Post-IPO First Refusal Shares to the Post-IPO Third Party Offeror or effect the Indirect Transfer, as applicable, pursuant to such agreement. The Post-IPO Selling Stockholder shall, as promptly as practicable and prior to the closing of such sale or Indirect Transfer, provide to the Post-IPO First Refusal Stockholders a copy of the agreement for the sale of the Post-IPO First Refusal Shares so as to permit the Post-IPO First Refusal Stockholders to confirm for themselves that the terms and conditions of such sale are not less favorable in the aggregate to the Post-IPO Selling Stockholder (and, in the case of an Indirect Transfer, its Parent) than those set forth in the Post-IPO Third Party Offer. If the Post-IPO Selling Stockholder does not enter into such an agreement during such sixty-day period, or does not close the sale thereunder within sixty days after execution of such an agreement (subject to extension for a maximum of one hundred eighty additional days to the extent required to obtain all required Governmental and Private Approvals), the procedure set forth above with respect to the Post-IPO First Refusal Notice of Sale shall be repeated with respect to any subsequent proposed sale, assignment or other disposition of shares of Series B Stock by the Post-IPO Selling Stockholder.

          (c) If the Post-IPO First Refusal Shares include a sufficient number of shares of Series B Stock so that the holder thereof after giving effect to the acquisition of such shares would beneficially own at least 16% of the shares of Series B Stock then outstanding (or such other percentage of Series B Stock that would, in accordance with this Agreement as in effect at such time, entitle the holder to elect at least one director of the Company), then the Post-IPO Selling Stockholder shall have the right to sell to the Post-IPO Third Party Offeror such shares of Series B Stock or permit the Indirect Transfer, as applicable, without converting such shares to Series A Stock so long as (i) in the case of a sale of the Post-IPO First Refusal Shares, the Post-IPO Third Party Offeror assumes the obligations of the Post-IPO Selling Stockholder under this Agreement with respect to such shares and becomes a party to this Agreement, and (ii) in the case of an Indirect Transfer, the Post-IPO Third Party Offeror, upon taking control of the Post-IPO Selling Stockholder, causes the Post-IPO Selling Stockholder to confirm in writing the continuing validity
and effectiveness of its obligations under this Agreement.   If the Post-IPO
First Refusal Shares do not include such sufficient number of shares of Series B Stock, or if the Post-IPO Third Party Offeror refuses to become a party to this Agreement, then the Post-IPO Selling Stockholder shall, prior to transferring the Post-IPO First Refusal Shares to the Post-IPO Third Party Offeror or effecting the Indirect Transfer, as applicable, convert all shares of Series B Stock included in the Post-IPO First Refusal Shares to Series A Stock and shall not have the right to sell Series B Stock to the Post-IPO Third Party Offeror or to permit the Indirect Transfer while the Post-IPO Selling Stockholder holds shares of Series B Stock. The conversion of shares of Series B Stock to Series A Stock pursuant to the foregoing sentence shall not be subject to the provisions of Section 7.03. If the Post-IPO Third Party Offeror receives only shares of Series A Stock, then it shall not be required to become a party to this Agreement.

          (d) Before submitting a Post-IPO Notice of Sale pursuant to Section 7.04(a) in response to a Post-IPO Third Party Offer that contemplates (i) a sale of the Post-IPO First Refusal Shares in conjunction with other assets, (ii) an acquisition of the Post-IPO First Refusal Shares by the Post-IPO Third Party Offeror for consideration any portion of which is not cash or (iii) an Indirect Transfer, the Post-IPO Selling Stockholder and the other Consenting Stockholders shall cause (A) if the Post-IPO Third Party Offer contemplates a sale of the Post-IPO First Refusal Shares in conjunction with other assets, the total consideration specified in the

Post-IPO Third Party Offer to be allocated between the Post-IPO First Refusal Shares and such other assets, (B) if the Post-IPO Third Party Offer contemplates an acquisition of the Post-IPO First Refusal Shares by the Post-IPO Third Party Offeror for consideration any portion of which is not cash or if the Post-IPO Third Party Offer contemplates an Indirect Transfer, the fair market value of the noncash consideration or of the Post-IPO First Refusal Shares, as applicable, to be determined, in each case pursuant to Section 7.02(c), as if the references therein to the Selling Stockholder, the First Refusal Notice of Sale, the Third Party Offer and the First Refusal Shares referred to the Post-IPO Selling Stockholder, the Post-IPO Notice of Sale, the Post-IPO Third Party Offer and the Post-IPO First Refusal Shares, respectively.

     SECTION 7.05.  Terms and Conditions of Sales Pursuant to Sections 7.02,
                    --------------------------------------------------------
7.03 and 7.04.
-------------

          (a) Any purchase and sale of the Company Common Stock pursuant to
Section 7.02, 7.03 or 7.04 shall be subject to the following terms and conditions:

               (i) The selling Consenting Stockholder shall represent and warrant that the buying Consenting Stockholders will receive good and valid title to the First Refusal Shares, Post-IPO First Refusal Shares or First Offer Shares, as applicable (the "Offered Shares"), free and clear of all Liens, of any nature whatsoever except for Permitted Liens and except for Governmental and Private Approvals required for transfers of shares of the Company Common Stock generally.

               (ii) The closing of the purchase and sale shall be subject to the satisfaction of the following conditions:

                    (A) all applicable waiting periods under the Hart-Scott-
               Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, shall have expired or been terminated;

                    (B) all Governmental and Private Approvals expressly
               required with respect to the transactions to be consummated at such closing shall have been obtained, to the extent the failure to obtain such Approvals would prevent the Converting Stockholder, the Selling Stockholder or the Post-IPO Selling Stockholder, as the case may be, from performing any of its material obligations under the transaction documents or would result in any material adverse change in, or material adverse effect on, the Company;

                    (C) there shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting the consummation of the transactions to be consummated at such closing; and

                    (D) the representation and warranty of the Converting
               Stockholder, the Selling Stockholder or the Post-IPO Selling Stockholder, as the case may be, contemplated by clause (i) of this sentence shall be true and correct at the closing of such sale with the same force and effect as if then made.

               (iii) Unless otherwise agreed by the applicable parties, the closing of any purchase and sale of Company Common Stock pursuant to
          Section 7.02, 7.03 or 7.04 shall take place at the principal executive offices of the Company at 10:00 a.m. local time on a Business Day selected by the Consenting Stockholders that will be purchasers at such closing, provided that such closing shall occur as promptly as practicable, and in any event within sixty days after the acceptance of the applicable offer, subject to extension for a maximum of one hundred eighty additional days to the extent required to obtain all required Governmental and Private Approvals.

               (iv) Unless otherwise agreed by the applicable parties, the purchase price shall be payable by wire transfer of same day funds or by certified or cashier's check drawn to the order of the selling Consenting Stockholder, as specified by the selling Consenting Stockholder.

          (b) In furtherance of the rights set forth in Sections 7.02, 7.03 and 7.04, the Company agrees that, on reasonable notice following the delivery of a Notice of Sale, at reasonable times and without interfering with the business or operations of the Company, it will assist the Converting Stockholder, the Selling Stockholder or the Post-IPO Selling Stockholder, as the case may be, in obtaining all necessary consents to any disposition of the Offered Shares.

     SECTION 7.06.  Transferee Consenting Stockholders. A Consenting Stockholder
                    ----------------------------------
shall remain a Consenting Stockholder for so long as it owns any Series B Stock regardless of the percentage of Series B Stock it may own from time to time. Any transferee of a Consenting Stockholder required to become a party to this Agreement pursuant to Section 7.01(a), 7.01(b), 7.02(b) or 7.04(c) shall become a Consenting Stockholder by delivering to the Company (which shall promptly send notice thereof to the Consenting Stockholders) a counterpart signature page to this Agreement. No further action by the Company or the Consenting Stockholders shall be required for such person to become a party to this Agreement. Following any Indirect Transfer permitted by this Agreement, the Consenting Stockholder with respect to which such Indirect Transfer has occurred shall confirm to the other Consenting Stockholders in writing the continuing validity and effectiveness of its obligations under this Agreement.

     SECTION 7.07.  Cooperation. Each Consenting Stockholder shall use
                    -----------
commercially reasonable efforts to cooperate with any transferring Consenting Stockholder in connection with its efforts to transfer any interest in the Company Common Stock in accordance with the provisions of this Article VII, including making qualified personnel available for attending hearings and meetings respecting any consents, approvals and authorizations required for such transfer and, at the request of the transferring Consenting Stockholder, making all filings with, and giving all notices to, third parties and Governmental Authorities that may be necessary or reasonably required to be made or given by such of the Consenting Stockholders in order to effect the contemplated transfers. Subject to the other provisions of this Article, no Consenting Stockholder shall take any action to delay, impair or impede the receipt of any required consents, approvals or authorizations. "Commercially reasonable efforts" as used in this Article shall not require any party to undertake extraordinary or unreasonable measures to obtain any consents, approvals or other authorizations, including requiring such party to make any material expenditures (other than normal filing fees or the like) or to accept any material changes in the terms of the contract, license or other instrument for which a consent, approval or authorization is sought.

     SECTION 7.08.  Buy-Sell Procedure.
                    ------------------

          (a) After the [*] of the date of this Agreement and prior to consummation of the Company's initial Public Offering, the procedure set forth in this Section 7.08 (the "Buy-Sell Procedure") may be initiated by a Consenting Stockholder Group (the "Initiating Holder"), at its option, by giving notice to the other Consenting Stockholder Group (the "Responding Holder") of its election to initiate the Buy-Sell Procedure. Such notice shall include a statement of the Initiating Holder's estimate of the value per share of the Company Common Stock for the purposes of the Buy-Sell Procedures (the "Stated Value").

          (b) Within sixty days after receipt of the notice from the Initiating Holder, the Responding Holder shall give written notice of its election either to (i) purchase (or designate another Person to purchase) the Initiating Holder's ownership interest in the Company, or (ii) sell the Responding Holder's ownership interest in the Company. If the Responding Holder elects to purchase (or cause a designee to purchase) the Initiating Holder's ownership interest, the Initiating Holder shall be obligated to sell the same and, if the Responding Holder elects to sell its ownership interest, the Initiating Holder (or its designee) shall be obligated to buy the same. The purchase price for the ownership interest to be sold shall be the amount determined by multiplying the Stated Value by the number of shares of the Company Common Stock being sold. In addition, the applicable Consenting Stockholder (or its designee) that the foregoing procedure establishes will be the purchaser (the "Purchaser") of the ownership interest of the other Consenting Stockholder (the "Seller"), shall also purchase any preferred stock of the Company held by the Seller for the issue price thereof plus any accreted or accrued and unpaid dividends thereon, and any debt of the Company held by the Seller for the issue price thereof plus any accreted or accrued but unpaid interest thereon.

          (c) The closing of the purchase and sale of the Seller's ownership interest shall be held at the principal executive offices of the Company at 10:00 a.m. local time on a Business Day selected by the Purchaser, which closing date shall be as promptly as practicable,

__________
[*] Confidential Treatment Requested.

and in any event within sixty days after the Responding Holder's notice of election is given, subject to extension for a maximum of one hundred eighty additional days to the extent required to obtain all required Governmental and Private Approvals. The closing shall be subject to the conditions applicable to the transfer of Offered Shares as contemplated by Section 7.05(a). At such closing, the Seller shall transfer to the Purchaser the Seller's ownership interest in the Company free and clear of all Liens (other than Permitted Liens) and shall execute such documents as may be necessary to effectuate the sale. Unless otherwise agreed by the Purchaser and Seller, the purchase price shall be payable by wire transfer of same day funds or by certified or cashier's check drawn to the order of the Seller, as specified by the Seller. If the Purchaser fails to tender payment at the closing in the manner agreed by the parties or if the closing fails to occur within the time period specified above for any reason other than a breach by the Seller, then such failure shall constitute an election by the Purchaser to sell its ownership interest in the Company and the Purchaser shall then be bound to sell if the Seller, by notice given within five days thereafter, requires it to do so. If the Seller timely gives such notice, then the date by which the closing of the purchase and sale of the Purchaser's ownership interest shall occur shall be calculated, in accordance herewith, from the date such notice is given. If the Seller does not timely give such notice or fails to consummate the purchase as provided above, then the Buy-Sell Procedure shall be deemed not to have been initiated.

     SECTION 7.09.  Default.
                    -------

          (a) The Bankruptcy of a Consenting Stockholder or its Parent (or any Subsidiary of such Parent through which such Parent beneficially owns its interest in such Consenting Stockholder) prior to consummation of the Company's initial Public Offering with respect to any Consenting Stockholder shall constitute an "Event of Default" by such Consenting Stockholder (the "Defaulting Holder") under this Agreement.


          (b) Upon the occurrence of any Event of Default with respect to any Defaulting Holder, the other Consenting Stockholder Group, provided it includes no Defaulting Holders (the "Nondefaulting Holder"), shall have the right exercisable by written notice given to the Defaulting Holder at any time after and during the continuance of such Event of Default, to cause the purchase of the entire ownership interest (including debt and equity) of such Defaulting Holder in the Company. Such remedy shall, with respect to an Event of Default referred to in Section 7.09(a), be in addition to all other rights or remedies available to the Nondefaulting Holder, to any other party hereunder or to the Company under this Agreement or under any other Operative Document or otherwise, and all such remedies shall be cumulative and no such remedy shall be to the exclusion of any other remedy.

          (c) In the event written notice (a "Buy-Out Notice") of election to cause the purchase of the ownership interest of any Defaulting Holder (the "Purchased Interest") is given by the Nondefaulting Holder pursuant to Section 7.09(b), then the Purchased Interest will be purchased by the Nondefaulting Holder (the "Buyer").

          (d) The price (the "Buy-Out Price") to be paid by the Buyer for the Purchased Interest will be determined as follows: The Buyer and the Defaulting Holder will mutually select a nationally recognized investment banking firm (an "Investment Banking Firm") to act as the "Arbiter" under this Section 7.09(d). If the Buyer and the Defaulting Holder have not selected an Investment Banking Firm by 5:00 p.m. New York City time on the fifth Business Day after the date of the Buy-Out Notice, then the Buyer and the Defaulting Holder will each select an Investment Banking Firm at its own expense, and the two Investment Banking Firms will mutually select a third Investment Banking Firm to act as the Arbiter;

provided, however, that, if by 5:00 p.m. New York City time on the tenth
--------  -------
Business Day after the date of the Buy-Out Notice, either the Buyer or the Defaulting Holder has selected such an Investment Banking Firm while the other has not, then the Investment Banking Firm so selected will act as the Arbiter. Once the Arbiter has been selected, the Buyer and the Defaulting Holder will each submit to the Arbiter, within thirty days of such selection, a price for the Purchased Interest. The Arbiter shall pick as the Buy-Out Price under this
Section 7.09(d) either the price submitted by the Buyer or the price submitted by the Defaulting Holder, whichever price is, in the judgment of the Arbiter, closer to the price that an unaffiliated third party willing and able to buy would be willing to pay, and which a willing and able seller would be willing to accept, for the Purchased Interest. Such determination of the Buy-Out Price by the Arbiter will be final and binding on the Buyer and the Defaulting Holder. The Buyer and the Defaulting Holder will each pay one-half of the fees and expenses of the Arbiter. All other costs and expenses of such determination will be borne by the party incurring such cost or expense.

          (e) The closing of any purchase of a Purchased Interest shall take place at the principal executive offices of the Company at 10:00 a.m. local time on a Business Day selected by the Buyer, which closing date shall be as promptly as practicable, and in any event within sixty days following the determination of the Buy-Out Price, subject to extension for a maximum of one hundred eighty additional days to the extent required to obtain all necessary Governmental and Private Approvals. The closing shall be subject to the conditions applicable to the transfer of Offered Shares as contemplated by Section 7.05(a). At such closing, the Defaulting Holder shall Transfer to the Buyer the Purchased Interest, free and clear of all Liens (other than Permitted Liens), and shall execute such documents as may be necessary to effectuate the sale. Unless otherwise agreed by the Buyer and the Defaulting Holder, the Buy-Out Price shall be payable by wire transfer of same day funds or by certified or cashier's check drawn to the order of the Defaulting Holder, as specified by the Defaulting Holder.

          (f) In lieu of giving a Buy-Out Notice pursuant to Section 7.09(b), the Nondefaulting Holder may elect, by written notice given to the Defaulting Holder at any time during the continuance of such Event of Default to cause the Company to be dissolved and its assets liquidated. If such election is made by the Nondefaulting Holder, the Defaulting Holder shall vote its shares of Company Common Stock in favor of dissolution of the Company. Such remedy shall, with respect to an Event of Default referred to in Section 7.09(a)(i), be in addition to all other rights or remedies available to the Nondefaulting Holder, to any other party hereunder or to the Company under this Agreement or under any other Operative Document or otherwise, and all such remedies shall be cumulative and no such remedy shall be to the exclusion of any other remedy.

     SECTION 7.10.  [*]

          (a) If a [*] occurs with respect to the [*] prior to consummation of the Company's initial Public Offering, the Changed Stockholder shall promptly thereafter give written notice thereof (a "Change Notice") to the Unchanged Stockholder. If, at the time of such [*] the Unchanged Stockholder owns less than [*] of the outstanding shares of Series B Stock and the Changed Stockholder owns [*] of the outstanding shares of Series B Stock, then in addition to the consequences of such [*] set forth in Sections 6.02(b) and 6.07(b), the Unchanged Stockholder shall have the right exercisable by written notice (a "Purchase Notice") given to the Changed Stockholder within sixty days after receipt of the Change Notice, to purchase that number of shares of Series B Stock owned by the Changed Stockholder that when added to the number of shares of Series B Stock owned by the Unchanged Stockholder will equal [*] of the outstanding shares of Series B Stock (the "Excess Shares"). The purchase price for the Excess Shares shall be an amount equal to the fair market value thereof.

          (b) The fair market value of the Excess Shares shall be the amount of cash, determined by appraisal as provided below, that a willing buyer would pay, and a willing Seller would accept, for the Excess Shares, neither being under any compulsion to buy or sell and each having reasonable knowledge of all relevant facts. The Unchanged Stockholder shall designate one appraiser in its Purchase Notice and the Changed Stockholder shall designate the second appraiser by notice given to the Unchanged Stockholder within ten Business Days after its receipt of the Purchase Notice. If either Consenting Stockholder fails to designate its appraiser in a timely manner as provided above, then the appraisal of the Excess Shares shall be conducted by the single appraiser that was timely selected.

          (c) Each appraiser shall submit its independent determination of the fair market value of the Excess Shares within twenty days after the date on which the last appraiser is retained (or would have been retained had a second appraiser been selected). If the respective determinations of the fair market value of the Excess Shares vary by less than [*] percent of the higher determination, the fair market value of the Excess Shares shall be the average of the two determinations. If the respective determinations vary by [*] percent or more of the higher determination, the two appraisers shall promptly designate a third appraiser to conduct such appraisal. The first two appraisers shall be instructed not to, and no party to this Agreement or any Controlled Affiliate of such party shall, provide any information to the third appraiser as to the determinations of the first two appraisers or otherwise influence the third appraiser's determination in any way. The third appraiser shall submit its determination of the fair market value of the Excess Shares within twenty days after the date on which the third appraiser is retained. If a third appraiser is retained, the fair market value of the Excess Shares shall equal the average of the two closest of the three determinations, except that if the difference between the highest and middle determination is no more than [*] and no less than [*] of the

__________
[*] Confidential Treatment Requested.

difference between the middle and the lowest determinations, then the fair market value of the Excess Shares shall equal the middle determination.

          (d) Any appraiser retained pursuant to this Section 7.10 shall meet the requirements of Section 7.02(c)(iv). The Changed Stockholder and the Unchanged Stockholder shall bear equally the fees and expenses of the appraisers.

          (e) The purchase and sale of the Excess Shares shall take place at the principal executive offices of the Company at 10:00 a.m. local time on a Business Day selected by the Unchanged Stockholder, which closing date shall be as promptly as practicable and in any event within sixty days following the determination of the purchase price, subject to extension for a maximum of one hundred eighty additional days to the extent required to obtain all necessary Governmental and Private Approvals. At such closing, the Changed Stockholder shall Transfer to the Unchanged Stockholder the Excess Shares free and clear of all Liens (other than Permitted Liens) and shall execute such documents as may be necessary to effectuate the sale. Unless otherwise agreed by the Unchanged Stockholder and the Changed Stockholder, the purchase price shall be payable by wire transfer of same day funds or by certified or cashier's check drawn to the order of the Changed Stockholder, as specified by the Changed Stockholder.

          (f) No vote or consent of the stockholders of the Company for a Significant Stockholder Transaction shall be solicited, taken or given by the Changed Stockholder during the period following a Change of Control that the Unchanged Stockholder shall have the right to give a Purchase Notice or, if a Purchase Notice is given, prior to the purchase by the Unchanged Stockholder of the Excess Shares or the expiration of the period during which such purchase may be consummated in accordance with this Section 7.10 provided that the period shall be extended if failure to consummate the purchase of the Excess Shares is a result of a breach by the Changed Stockholder.

     SECTION 7.11  Dissolution.
                   -----------

          (a) Prior to the [*] of consummation of the [*] and the [*] of the date of this Agreement, no dissolution of the Company and liquidation of its assets shall occur, except (i) in the sole discretion of [*] pursuant to Section [*], (ii) with the consent of [*] in each case for so long as a Controlled Affiliate of such Person is a Consenting Stockholder and has the right to designate at least one director of the Company, and (iii) in the event of the Bankruptcy of the Company. Each Consenting Stockholder hereby waives its right to, and covenants and agrees not to, seek a judicial dissolution of the Company, except as permitted by the preceding sentence.

          (b) In the event of a dissolution of the Company under the circumstances described in Section 7.11(a), [*] and its Affiliates shall have no right to the [*] the [*] or the [*] and [*] and its Affiliates shall have no right to the [*] or the [*]. The rights of [*] and its Subsidiaries, [*] and its Subsidiaries and [*] to [*] and, in the case of [*], a [*]

__________
[*] Confidential Treatment Requested.

[*] shall be paid in the following order of priority (as among the [*] and subject to any prior rights of other creditors of the Company ) from revenues collected by the Company under its agreements with [*] in connection with the winding up of its affairs, after payment of operating expenses: first, to [*] for the payment of its [*], second to [*] for the payment of its [*], third to [*] for the payment of its [*] and fourth to [*] for its [*]. The payment of the foregoing amounts shall be made before any distribution of liquidation proceeds is made to holders of Company Common Stock in their capacity as common stockholders.

          (c) Except as provided in Section 7.11(d), in the event of a dissolution of the Company, [*] and [*] shall each own an undivided one-half interest, without the obligation of accounting to the other, in the [*] [*] or [*].

          (d) In the event of a dissolution of the Company, [*] and [*] shall form an [*] committee to supervise the procurement and maintenance of [*] and other [*] developed, owned or otherwise controlled by the Company. The [*] committee shall consist of four persons, two to be selected by [*] and two to be selected by [*]. [*] and [*] agree, following the dissolution of the Company, to equally divide the costs associated with procuring and maintaining [*] [*] and other [*] developed, owned or otherwise controlled by the Company, and shall each own an undivided one-half interest in such property. In the event that either [*] or [*] elect not to pay one-half of the costs associated with procuring or maintaining a particular [*] hereunder (for example, each [*] and [*] [*] and [*] constituting a separate [*] for purposes of this provision), such refusal shall act as a forfeiture by the non-paying party of any interest it would otherwise have to the particular [*].


                                  ARTICLE VIII

                    Registration Rights Registration Rights
                    ---------------------------------------

     SECTION 8.01.  Demand Registrations.
                    --------------------

          (a)  Requests for Registration. At any time after the date which is
               -------------------------
six months after the closing of the Company's initial Public Offering, any stockholder of the Company which is a party to this Agreement (an "Eligible Holder") may request that the Company effect the registration under the Securities Act of all or part of its shares of Series A Stock (including shares of Series A Stock issuable upon conversion of shares of Series B Stock held by
it) for sale in the manner specified in such request. A stockholder that previously owned shares of Series B

__________
[*] Confidential Treatment Requested.

Stock but ceased to be a Consenting Stockholder upon the conversion of its shares of Series B Stock to shares of Series A Stock shall continue to be a party to this Agreement so long as it owns any shares of Series A Stock and therefore shall be an Eligible Holder. Such request shall be made by furnishing written notice thereof (a "Demand Notice") to the Company setting forth the number of shares of Series A Stock requested to be registered and such Eligible Holder's preferred method of distribution. Within ten days after receipt of any Demand Notice, the Company shall give written notice of such Demand Notice to all other Eligible Holders. Following receipt of notice from the Company of a Demand Notice (the "Company Notice"), each such other Eligible Holder may give the Company a written request to register any or all of such Eligible Holder's Series A Stock (including shares of Series A Stock issuable upon conversion of shares of Series B Stock held by it) in the registration described in the Company Notice, provided that such written request is given within fifteen days after the date on which the Company Notice is given (with such request stating
(i) the number of shares of Series A Stock to be so included, (ii) such other Eligible Holder's preferred method of distribution of such shares and (iii) any other information that the Company Notice reasonably requests be included in such notice from such Eligible Holder). All registrations requested pursuant to this Section 8.01 are referred to herein as "Demand Registrations." The Company shall not be required to effect a Demand Registration unless the aggregate number of shares of Series A Stock demanded to be so registered is at least [*] percent of the number of shares of Company Common Stock then outstanding (the "Minimum Condition"). If the Minimum Condition is met, then, subject to Sections 8.01(b), 8.01(c) and 8.01(f) below, the Company shall, as soon as practicable, file with the SEC and use all commercially reasonable efforts to cause to become effective as promptly as practicable, a registration statement on a form applicable to the sale of securities to the general public which shall cover the shares of Series A Stock requested to be registered pursuant to such Demand Notices.

          (b) Number of Demand Registrations. Once a Demand Registration has
              ------------------------------
been effected, the Company shall not be obligated to register Series A Stock pursuant to another Demand Registration prior to the expiration of twelve months from the date on which the previous Demand Registration was declared effective; provided, however, that a registration will not count as a Demand Registration unless it has become effective, and such effectiveness has been maintained under the Securities Act (and not subject to any stop order, injunction or other order or requirement of the SEC or other Governmental Authority for any reason) for the period specified in Section 8.03(a). Each Eligible Holder may, before any registration statement becomes effective, withdraw its shares of Series A Stock from inclusion therein if the terms of the proposed distribution are not satisfactory to such Eligible Holder. If after giving effect to such withdrawal or withdrawals of shares from a Demand Registration the Minimum Condition would no longer be satisfied, then such registration statement shall be withdrawn. A registration that is withdrawn at the request of the Eligible Holders that demanded such Demand Registration will not count as a Demand Registration.

          (c) Restrictions on Registrations. The Company may postpone for up to
              -----------------------------
three months after its receipt of a Demand Notice the filing of a registration statement for a Demand Registration if the Company reasonably believes that such Demand Registration would have a

______________________
[*] Confidential Treatment Requested.

material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any financing, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction and notifies the Eligible Holders in writing of such postponement; provided that the Company shall have the right to so postpone
                   --------
such filing or effectiveness only one time during any period of twelve consecutive months; and provided, further, that the three-month limitation
                        --------  -------
contained above in this Section 8.01(c) and the limitation contained in the first proviso to this Section 8.01(c) shall not apply if the shares proposed to be registered by the Eligible Holder furnishing the applicable Demand Notice could then be sold without restrictions (including any volume limitation) under the Securities Act.



          (d)  Underwriting.
               ------------

               (i) Subject to Section 8.01(e), the distribution of the Series A Stock covered by the Demand Registration shall be effected by means of a firm commitment underwriting, and the right of any Eligible Holder to registration pursuant to this Article VIII shall be conditioned upon such Eligible Holders' participation in such underwriting and the inclusion of such Eligible Holder's Series A Stock in the underwriting (unless otherwise mutually agreed by a majority in interest of the other Eligible Holders) to the extent provided herein. The Company (together with all Eligible Holders proposing to distribute their Series A Stock through such underwriting) shall enter into an underwriting agreement in customary form with a managing underwriter of nationally recognized standing selected for such underwriting by the Company with the approval of the Eligible Holder that has included the largest number of shares in the Demand Registration, such approval not to be withheld unreasonably. No Eligible Holder may participate in any Demand Registration unless such Eligible Holder (A) agrees to sell its Series A Stock on the basis provided in such underwriting agreement and (B) completes and executes all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting agreement.

               (ii) Notwithstanding any other provision of this Article VIII, if the managing underwriter advises the Company and the Eligible Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may exclude shares requested to be included in such Demand Registration. The number of shares of Series A Stock that may be included in the Demand Registration and underwriting shall be allocated among the Eligible Holders who have requested registration in accordance with the provisions of Section 8.01(f). No Series A Stock excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such Demand Registration.

               (iii) If any Eligible Holder participating in a Demand Registration disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Eligible Holders. If by such withdrawal a greater number of shares of Series A Stock held by other Eligible Holders may be included in such Demand Registration (up to the maximum of any limitation imposed by the managing underwriter), then the Company shall offer to all Eligible Holders participating in the Demand Registration the right to include additional shares of Series A Stock, which additional shares shall be allocated among the Eligible Holders who have requested registration in accordance with the provisions of Section 8.01(f).

          (e) Shelf Registration. If at the time of a Demand Notice, the Company
              ------------------
is eligible to file a registration statement on Form S-3 (or any equivalent successor form), then Eligible Holders who hold at least 51% of the shares of Series A Stock which are to be included in a Demand Registration may request that the Demand Registration be effected pursuant to a shelf registration under Rule 415 of the Securities Act; provided, however, that (i) if the Company shall
                                -----------------
reasonably determine, after consultation with an independent investment banking firm of nationally recognized standing, that such method of distribution would adversely affect the public market for the Series A Stock, then the Company shall not be obligated to effect the Demand Registration pursuant to such method of distribution, and (ii) during the term of any such shelf registration, the Company may require from time to time that the Eligible Holders refrain from selling pursuant to such registration statement under the circumstances, in the manner and for the time period described in Section 8.01(c).

          (f) Allocation among Eligible Holders. If the managing underwriter
              ---------------------------------
imposes a limit on the number of shares of Series A Stock to be included in the Demand Registration, then each Eligible Holder shall have the right to include in such Demand Registration up to its pro rata share (based on the ratio that the number of shares of Series A Stock proposed to be sold by it bears to the total number of shares of Series A Stock proposed to be sold by all Eligible Holders who have elected to participate in the Demand Registration) of the maximum number of shares permitted by the managing underwriter to be included in the Demand Registration (the "Maximum Amount").

          (g) Inclusion of Shares by the Company. If the managing underwriter
              ----------------------------------
has not limited the number of shares of Series A Stock to be underwritten or if the number of shares which the Eligible Holders have requested to be registered is less than the Maximum Amount, then the Company may include securities for its own account or for the account of others in such Demand Registration if the managing underwriter so agrees and if the number of shares of Series A Stock held by Eligible Holders which would otherwise have been included in such Demand Registration and underwriting will not thereby be limited. The inclusion of such shares shall be on the same terms as the registration of shares held by the Eligible Holders. In the event that the managing underwriter excludes some of the securities to be registered, the securities to be sold for the account of the Company and any other holders shall be excluded in their entirety prior to the exclusion of any shares of Series A Stock of the Eligible Holders.

     SECTION 8.02. Lockup Agreements. Each Eligible Holder agrees not to effect
                   -----------------
any public sale or other distribution of Series A Stock during the seven days prior to the effective date of any Public Offering or Demand Registration or during the 180-day period (or such shorter period as the managing underwriter may require) beginning on such effective date (except in either case as part of such Demand Registration), unless the managing underwriter otherwise agrees. The Company agrees not to effect any public sale or other distribution of Series A Stock during the seven days prior to the effective date of any Demand Registration or during the 180-day period (or such shorter period as the managing underwriter may require) beginning on such effective date (except in either case as part of such Demand Registration or pursuant to registrations on Form S-8 or any successor form), unless the managing underwriter otherwise agrees. Each Eligible Holder understands that stop transfer instructions may be given to the Company's transfer agent to prevent transfers restricted by this
Section 8.02 during the applicable period of such restriction.

     SECTION 8.03. Registration Procedures. Whenever the Company is obligated by
                   -----------------------
the provisions of this Agreement to effect a registration of any shares of Series A Stock under the Securities Act, the Company shall use commercially reasonable efforts to effect such registration and the sale of the shares of Series A Stock covered thereby in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the SEC a registration statement with respect to such shares and use all commercially reasonable efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed ninety days;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the sooner to occur of the sale of all such shares or the ninetieth day following the effective date of such registration statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each Eligible Holder participating in such Demand Registration and the underwriters such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller or underwriters may reasonably request in order to facilitate the sale of the shares being sold;

          (d) use all reasonable efforts to register or qualify the shares being sold under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the shares owned by such seller; provided, however, that the Company will not be required
                      --------  -------
to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) conform its capitalization or the composition of its assets to the securities or blue sky laws of such jurisdictions or (iii) consent to general service of process in any such jurisdiction;

          (e) cause all such shares to be listed or authorized for quotation on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted;

          (f) notify each seller of such shares, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (g) notify each seller of such shares of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

          (h) prepare and file with the SEC, promptly upon the request of any seller of such shares, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel selected by the holders of a majority of the shares being registered, is required under the Securities Act in connection with the distribution of shares by such seller;

          (i) prepare and promptly file with the SEC each amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

          (j) advise each seller of such shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     SECTION 8.04. Expenses. Each Eligible Holder that participates in a Demand
                   --------
Registration (including a Demand Registration that is withdrawn prior to becoming effective) shall pay all underwriting discounts and commissions and any transfer taxes attributable to the sale of such Eligible Holder's shares, the fees and expenses of counsel for such Eligible Holder, and any other out-of-pocket expenses of such Eligible Holder incurred in connection with its participation in such Demand Registration. The Company shall pay all expenses connected with the registration of such shares for sale, including the registration fee, the fees of its counsel and accountants and any printing costs.


     SECTION 8.05. Preparation of Registration Statement. Each Eligible Holder
                   -------------------------------------
agrees to furnish to the Company such written information concerning such Eligible Holder as may reasonably be requested by the Company which is necessary in connection with any Demand Registration.


     SECTION 8.06.  Indemnification.
                    ---------------

          (a) In the event that the Company effects a registration of any shares owned by an Eligible Holder, such Eligible Holder shall indemnify and hold the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of the federal securities laws (the "Company Indemnified Parties") harmless against all losses, liabilities and expenses of any nature whatsoever which the Company Indemnified Parties may incur as a result of or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement filed by the Company (including any prospectus contained in such registration statement and any post-effective amendment or supplement thereto) or as a result of or arising out of or based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission or alleged untrue statement or omission was made in such registration statement (including any prospectus contained in such registration statement and any post-effective amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing by or behalf of such Eligible Holder for inclusion therein; provided, however, that such Eligible Holder shall not be
                   --------  -------
liable to the extent that the losses, liabilities or expenses arise out of or are based upon (i) the use by the Company or another Eligible Holder of any prospectus after such time as the obligation of the Company to keep the same effective and current has expired or (ii) the use by the Company or another Eligible Holder of any prospectus after such time as such Eligible Holder has advised the Company that the filing of a post-effective amendment or supplement thereto is required with respect to any information contained in such prospectus concerning such Eligible Holder, except such prospectus as so amended or supplemented.

          (b) In the event that the Company effects a registration of any shares owned by an Eligible Holder, the Company shall indemnify and hold such Eligible Holder, and each of its directors and officers and each person, if any, who controls the Eligible Holder within the meaning of the federal securities laws (the "Stockholder Indemnified Parties") harmless against all losses, liabilities and expenses of any nature whatsoever which such Stockholder Indemnified Parties may incur as a result of or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement filed by the Company (including any prospectus contained in such registration statement and any post-effective amendment or supplement thereto) or as a result of or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company will
                                      --------  -------
not be liable in any such case to the extent that the losses, liabilities or expenses arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in such registration statement (including any prospectus contained in such registration statement and any post-effective amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing by or on behalf of such Eligible Holder to the Company for inclusion therein in connection therewith, (ii) the use of any prospectus after such time as the obligation of the Company to keep the same effective and current has expired, or (iii) the use of any prospectus after such time as the Company has advised the Eligible Holder that the filing of a post-effective amendment or supplement thereto is required, except such prospectus as so amended or supplemented.

          (c) With respect to the indemnities provided above in this Section 8.06, an indemnified party shall, with respect to any claim made against such indemnified party, notify the indemnifying party in writing of the nature of the claim as soon as practicable but not more than ten days after the indemnified party shall have received notice of the assertion thereof before any court or governmental authority. The failure by an indemnified party to give notice as provided in the foregoing sentence shall not relieve the indemnifying party of its obligations under this section except to the extent that the failure results in the failure of actual notice to the indemnifying party and the indemnifying party is damaged solely as a result of the failure to give notice. Upon receipt of notice by an indemnifying party from an indemnified party of the assertion of any such claim, the indemnifying party shall employ counsel reasonably acceptable to the indemnified party and shall assume the defense of such claim. The indemnified party shall have the right to employ separate counsel and to participate in (but not control) any such action, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by its counsel in writing that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of an action effected without its written consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such action.

                                 ARTICLE IX

                      Financial Statements of the Company
                      -----------------------------------

     SECTION 9.01. Annual Financial Statements. As soon as practicable following
                   ---------------------------
the end of each fiscal year of the Company and in any event not later than thirty days after the end of such fiscal year, the Company shall prepare and deliver to each Consenting Stockholder an audited balance sheet of the Company as of the end of such fiscal year and the related statements of operations, cash flows and stockholders' equity for such fiscal year, together with appropriate notes to such financial statements, all of which shall be prepared in accordance with GAAP and certified by the Accountants, and in each case setting forth in comparative form the corresponding figures for the preceding fiscal year. The fiscal year of the Company shall be the same as the calendar year.

     SECTION 9.02. Quarterly Financial Statements. As soon as practicable
                   ------------------------------
following the end of each fiscal quarter of the Company (and in any event not later than ten days after the end of such fiscal quarter), the Company shall prepare and deliver to each Consenting Stockholder an unaudited balance sheet of the Company as of the end of such fiscal quarter and the related statements of operations and statements of cash flows for such fiscal quarter and for the fiscal year to date, in each case setting forth in comparative form the corresponding figures for the preceding fiscal quarter and for the prior year's fiscal quarter corresponding to the fiscal quarter just completed.

     SECTION 9.03. Other Financial Information. Not later than five days after
                   ---------------------------
the end of each calendar month, the Company shall notify each Consenting Stockholder of the Company's net income for such month. In addition, as soon as practicable following the end of each calendar month (and in any event not later than ten days after the end of such month), the Company shall prepare and deliver to each Consenting Stockholder an unaudited balance sheet of the Company as of the end of such month and the related statements of operations and cash flows for such month and for the fiscal year to date, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year and for the prior year's calendar month corresponding to the month just completed. The Company will also provide to each Consenting Stockholder such other information about the Company's financial position and affairs as such Consenting Stockholder may request and promptly upon request by any Consenting Stockholder, copies of all information received from or provided by [*] including without limitation, [*], [*] and [*].

____________________
[*] Confidential Treatment Requested.

                                   ARTICLE X

               Other Covenants of Stockholders and Participants
               ------------------------------------------------

     SECTION 10.01. Transactions with Affiliates. The Consenting Stockholders
                    ----------------------------
and their related Participants will not permit the Company, directly or indirectly, to enter into any transaction or series of transactions with any Consenting Stockholder or Participant or any of their respective Affiliates other than on terms and conditions substantially as favorable to the Company as would be obtainable by it at the time of such transaction in a comparable arm's-length transaction with a Person that is not such an Affiliate; provided, however, that this Section 10.01 shall not apply to (i) the Transactions, or
(ii) any transaction contemplated by the balance of this Article X.


     SECTION 10.02.  Procurement from Initial Participants.
                     -------------------------------------

          (a) For so long as [*] or any of its Controlled Affiliates is a Consenting Stockholder, [*] and its Subsidiaries will be the [*] to the Company of services with respect to [*], [*] and [*]. [*] and its Subsidiaries will be the [*] of [*] to [*], subject to and as set forth in Section 10.08(f). [*] shall provide the [*] and [*] services to the Company, subject to the company paying [*] for its costs in connection with the provision of such [*] and such [*]. For so long as [*] or any of its Controlled Affiliates is a Consenting Stockholder, [*] and its Subsidiaries will be the [*] to the Company of services regarding the management of the Company's [*] (specifically, the [*]) and services with respect to international sales support, when applicable, provided, in each case, that such services are reasonably competitive with those available from third-party providers with respect to performance, function, and availability. In addition, if and to the extent that (i) technology research and development services are needed by the Company for work that the Company Board has determined that the Company will not perform itself, or (ii) the Company Board has determined that the Company shall outsource any or all of its requirements for [*] and/or [*], then, in any such case, [*] and its Subsidiaries shall be the [*] for the needed services, provided, in each case, that such services are reasonably competitive with those available from third-party providers with respect to performance, function and availability. The pricing with respect to services, as applicable, to be provided by [*] and their respective Subsidiaries to the Company as contemplated by this Section 10.02 (other than for the provision of [*] to the Company, which shall be provided [*]) shall be on [*], regardless of whether more [*] would otherwise be available to [*], [*] the applicable Subsidiary or the Company for such [*] or [*].

          (b) [*] right to be the [*] of services with respect to [*] and [*] and [*] to the Company will be terminable by [*]

___________
[*] Confidential Treatment Requested.

[*] if the Company fails to achieve as of the end of any calendar year the [*] for such calendar year [*] and, if curable, such failure is not cured within [*] thereafter. If the [*] exercises such termination right, then [*] and its Subsidiaries (for so long as [*] or one of its Controlled Affiliates is a Consenting Stockholder) shall have the [*] to offer to be the [*] of such services [*]. If, notwithstanding the change in the provider of such services, the Company continues to fail or thereafter fails to achieve the [*] for a calendar year set forth on [*] as of the end of such calendar year, then the arrangements with [*] for the provision of such services will be terminable by [*]. In the event of such termination, the Company Board shall promptly cause the Company either to seek to procure a third-party supplier of such services that is acceptable to [*] and [*] or to perform such services itself. The decision by the [*] to exercise its termination rights pursuant to this Section 10.02(b) shall be made by those members of the Company Board who have not been designated by those Consenting Stockholders that are Controlled Affiliates of the provider of such services.

     SECTION 10.03. [*]. [*] shall, on behalf of the Company, market the Company's [*] to [*] that also [*], and in such capacity shall have the right to offer [*] to Persons who [*], subject to compliance with the following terms and conditions:

               (i) [*] will [*] the Company for [*] of the amount of [*] at which it [*] in accordance with this Section 10.03, such [*] to be made, at [*] option, [*].

               (ii) For so long as [*] or one of its Controlled Affiliates is a Consenting Stockholder, [*] will also provide [*] to [*] on [*] in an amount equal to [*] of the amount of [*] in accordance with this
          Section 10.03, with the amount of such [*] to be based on the [*]; provided, however, that if the percentage of the outstanding Company Common Stock owned by [*] and its Controlled Affiliates [*] to more than [*] percent or [*] to less than [*] percent, then the amount of [*] to be provided to [*] shall, in lieu of [*] percent of the

__________
[*] Confidential Treatment Requested.

          amount of the applicable [*] be such higher or lower percentage as equals the product of [*] percent times the [*] and its Controlled Affiliates as of the beginning of the [*] that payment to the Company for the [*] Notwithstanding the foregoing, at [*] option, [*] may pay [*].

               (iii) The [*] to be made available [*] to the Company and [*] hereunder may not be [*] to any Person other than a Controlled Affiliate of the Company or [*], as applicable, and must be [*]. The content of [*] proposed by the Company or [*] shall be reasonably acceptable to [*] and shall not [*] or the Company's [*]; provided,
                                                                    --------
          however, that if [*] rejects any [*] proposed by [*] pursuant to this
          -------
          clause (iii), then [*] shall [*].


     SECTION 10.04. Employees. It is the intention of the parties that, except
                    ---------
as otherwise contemplated by Section 10.02, the Company shall create, as soon as reasonably practicable after the Closing Date, a [*], including with respect to the hiring of employees. Such employees may include [*] of [*], as well as employees not previously employed by [*]. Each [*] agrees to encourage those of its and its Subsidiaries' [*] that are involved with such [*] and are identified by the Company as desirable employees to become employees of the Company. Each employee of the Company will be hired on such terms as are mutually agreeable to the Company Board and to such employee.


     SECTION 10.05.  [*]

          [*].

__________
[*] Confidential Treatment Requested.

     [*].

     [*].

     [*].


     SECTION 10.06.   Certain Additional Ventures
                      ---------------------------

          (a) It is the intention of the parties that, for so long as [*] of [*] and [*] are Consenting Stockholders, [*] would [*], and [*] and its Subsidiaries would use [*] in [*] if and to the extent that [*] for such business, all on mutually acceptable terms and conditions, consistent with industry custom and

__________
[*] Confidential Treatment Requested.

standards, to be set forth in a separate agreement, including the condition that [*].

          (b) [*] and [*] desire to form another joint venture to pursue the business of providing [*] in markets outside the Territory, subject to any existing relationships the parties may have in any such market. To effect the foregoing, [*] and [*] agree to use all commercially reasonable efforts to negotiate in good faith and enter into definitive agreements for such an [*].


     SECTION 10.07  [*] Certain Additional Covenants
                        ----------------------------

          (a) Each of [*], on behalf of itself and its Subsidiaries, hereby agrees that it will (or in the case of [*], will cause one or more of its Subsidiaries) , at the request of the Company at any time and from time to time prior to the first to occur of (x) dissolution of the Company and (y) the termination of the [*], or the [*], as applicable, in accordance with its terms, execute and deliver agreements with [*], in the form of Exhibit F-1 or such other form as may have been approved by the Company Board or by management of the Company if approval by the Company Board is not then required by this Agreement and [*] and [*]), with the Company pursuant to which such [*] will grant to [*] that executes and delivers such an agreement the right and [*] to the [*] of the [*] and the [*], solely to the extent required to make available to such [*] the [*] and [*] and related services and equipment provided by the Company pursuant to such [*]. Each of [*] and [*], on behalf of itself and its Subsidiaries, shall execute and deliver the [*] with the effect set forth therein. All payments due from [*] under any [*] that contains such a [*] or the [*] shall be paid to an escrow account established by the Company, [*] pursuant to an escrow agreement in substantially the form of Exhibit Q("Escrow Agreement") with an escrow agent selected by the Company Board that satisfies the requirements of Section 6 of the Escrow Agreement.

          (b) In addition to any other amounts payable to [*] pursuant to this Agreement or any agreement contemplated hereby, for so long as [*] beneficially owns any [*], or so long as the [*] is in effect, the Company shall pay to [*] within forty-five days after the end of each calendar quarter, an amount equal to [*] of the amount of [*] earned in such calendar quarter (such amount, the [*]). For this purpose, [*] in any quarter shall mean the aggregate amount of [*] by the Company in such quarter from all sources, including [*] forming part of the Company's [*], less the aggregate amount of [*]

__________
[*] Confidential Treatment Requested.

[*] accrued with respect to such [*] and less allowances for uncollectible amounts and bad debts. No deduction for any [*] given to [*] shall be made in determining [*] Notwithstanding the foregoing, the Company [*] to pay the [*] with respect to any quarter in [*] installments, together with interest on the unpaid portion of such [*] at the rate of [*] per annum (calculated for actual days elapsed on the basis of a 365-day or 366-day year, as applicable). The Company may prepay amounts remaining due pursuant to the preceding sentence, in whole or in part, at any time and from time to time without premium or penalty.

          (c) [*] and its Subsidiaries shall license to the Company, pursuant to the [*] agreement, the mark [*], subject to [*] approval on a case-by-case basis, for use with other words as a trademark or service mark that may be used by the Company in marketing and selling the Company's products and services. The mark [*], when used alone, [*].


          (d) [*] and its Subsidiaries shall license to the Company, pursuant to the [*] Agreement, the marks [*] and [*] as trademarks and service marks for use by the Company in marketing and selling the Company's products and services.

          (e) In the event of a sale of [*], or [*] the acquiring Person and its Parent [*].

          [*].

     SECTION 10.08.  [*].

     [*] hereby grants to the Company an [*] and the [*], as applicable, exercisable by the Company on or after the [*] of the Closing Date upon the following terms and conditions: (1) the

__________
[*] Confidential Treatment Requested.

payment by the Company to the [*] and (2) the [*] being in form and substance mutually agreed upon by the parties, but including at least the following terms:
[*].

          [*].

     In the event the [*] exercises its [*] under this Section 10.08 and following such exercise [*]. Losses means any cost, damage (including, without limitation, any consequential, special or punitive damages), including, but not limited to, loss of revenue or income, or loss of business reputation, disbursement, expense, liability, loss, deficiency, obligation, penalty, or settlement of any kind or nature, whether forseeable or unforseeable, including, but not limited to, out of pocket interest or other carrying cost, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims, and amounts paid in settlement that may be imposed on or otherwise incurred or suffered. [*] shall promptly remit to [*], reimbursement, or in the case of legal fees, advances, for all losses incurred or suffered by [*]. Upon the initiation of any such legal action, all restrictions on competition imposed by this Agreement on [*] shall be terminated , and any agency arrangements between [*] and the Company shall become nonexclusive. In the event a third party prevails in such legal action, any license granted by [*] to the Company, the [*], and any right to acquire a license from [*] shall terminate.

          With respect to the indemnities provided above in this Section 10.08, an indemnified party shall, with respect to any claim made against such indemnified party, notify the indemnifying party in writing of the nature of the claim as soon as practicable but not more than ten(10) days after the indemnified party shall have received notice of the assertion thereof before any court or governmental authority. The failure by an indemnified party to give notice as provided in the foregoing sentence shall not relieve the indemnifying party of its obligations under this section except to the extent that the failure results in the failure of actual notice to the indemnifying party and the indemnifying party is damaged solely as a result of the failure to give notice. Upon receipt of notice by an indemnifying party from an indemnified party of the

__________
[*] Confidential Treatment Requested.

assertion of any such claim, the indemnifying party shall employ counsel reasonably acceptable to the indemnified party and shall assume the defense of such claim. The indemnified party shall have the right to employ separate counsel and to participate in any such action, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by its counsel in writing that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of an action effected without its written consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such action.


                                   ARTICLE XI

                               Additional Capital
                               ------------------

     SECTION 11.01.  Additional Capital.  If, at any time prior to consummation
                     ------------------
of the Company's initial Public Offering, the Company has a need for funds in excess of the funds then available to it, then, if such action is approved by Supermajority Board Vote and Supermajority Stockholder Vote, the Company shall seek to obtain such additional funding (the "Additional Capital") by offering to borrow Additional Capital from, or by offering to issue additional shares of Series A Stock to, the Consenting Stockholders and/or other Persons, in each case on such terms and conditions as may be approved by the Company Board by Supermajority Board Vote and authorized by the stockholders by Supermajority Stockholder Vote, provided that [*].


     SECTION 11.02.  Offering Procedure.   Before any Additional Capital is
                     ------------------
issued or sold following the approval of such issuance and sale by the Company Board and stockholders, the Company shall give each Consenting Stockholder a notice (the "Subscription Notice") which shall (i) state the terms of the Additional Capital and the conditions on which it will be issued and sold and
(ii) offer each Consenting Stockholder the opportunity to subscribe for such Additional Capital up to its Pro Rata Share during the twenty days after the date of the

__________
[*] Confidential Treatment Requested.

Subscription Notice. If any Consenting Stockholder does not subscribe for all of its Pro Rata Share of such Additional Capital within the twenty-day period, then the Company shall give notice of the aggregate amount of Additional Capital not subscribed for (the "Unfunded Amount") to each other Consenting Stockholder that subscribed for all and not less than all of its Pro Rata Share of such Additional Capital (the "Funding Stockholders") and each such Funding Stockholder shall have the right to subscribe for all or any of such Unfunded Amount on terms no more favorable to the offeree then those set forth in the Subscription Notice during the ten days after the date of such notice (and if there is more than one Funding Stockholder that elects to subscribe for the Unfunded Amount, then such amount shall be allocated among the Funding Stockholders so subscribing in proportion to their respective Pro Rata Shares up to in each case the maximum additional amount so subscribed for by the applicable Funding Stockholder). None of the Consenting Stockholders, Participants or the Company shall have any duty to limit the dilution of economic or voting interests in the Company of Consenting Stockholders not subscribing for their Pro Rata Share of Additional Capital. The subscription rights of the Consenting Stockholders pursuant to this Section 11.02 shall not apply to shares of Series A Stock or options or warrants to purchase shares of Series A Stock issued to employees, officers, directors or consultants of the Company or to [*] or any of its Subsidiaries, in each case as contemplated by the exception to the requirements of clause (b)(ii) of the definition of Significant Stockholder Transaction.



                                  ARTICLE XII

                                 Miscellaneous
                                 -------------

     SECTION 12.01  Freedom of Action.  [*], no Consenting Stockholder or
                    -----------------
Affiliate thereof shall have any obligation to the Company or to the other Consenting Stockholder or Affiliate thereof not to (i) engage in the same or similar activities or lines of business as the Company or develop or market any products or services that [*] with those of the Company or (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any corporation, partnership or other entity engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company or (iii) do business with any client or customer of the Company or (iv) employ or otherwise engage any current or former officer or employee of the Company. [*], no Consenting Stockholder or Affiliate thereof nor any of their respective stockholders, officers, directors, employees or former employees shall have any obligation, or be liable, to the Company or the other Consenting Stockholders or other Affiliates for or arising out of the conduct described in [*], for exercising its rights under this Agreement or any other [*] to which it is or will be a party, for exercising or failing to exercise its rights as a Consenting Stockholder or for breach of any fiduciary or other duty to the Company or the other Consenting Stockholders by reason of such conduct, such officers', directors', employees' or former employees' participation therein or such employees' or former employees' actions as officers or employees of the Company. [*], in the event that a Consenting Stockholder or Affiliate thereof or any of its officers, directors, employees or former employees acquires knowledge of a

__________
[*] Confidential Treatment Requested.

potential transaction, agreement, arrangement or other matter which may be a business opportunity for both such Consenting Stockholder or Affiliate thereof and the Company, neither such Consenting Stockholder or Affiliate thereof nor its officers, directors, employees or former employees shall have any duty to communicate or offer such business opportunity to the Company, and neither such Consenting Stockholder or Affiliate thereof nor its officers, directors, employees or former employees shall be liable to the Company or its other Consenting Stockholders or their Affiliates for breach of any fiduciary or other duty, as a Consenting Stockholder or otherwise, by reason of the fact that such Consenting Stockholder or Affiliate thereof pursues or acquires such business opportunity for itself, directs such business opportunity to another Person or does not communicate such business opportunity or information regarding such business opportunity to the Company.


     SECTION 12.02  Notices.  Except as expressly provided herein, notices and
                    -------
other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopier, as follows:

          (a)    if to the Company,

                 [*]
                 Attention:  President

                 with a copy to:

                 [*]
                 Attention:  President

          (b)    if to [*],

                 [*]
                 Attention:  President

__________
[*] Confidential Treatment Requested.

                 with a copy to:

                 Baker & Botts, L.L.P.
                 599 Lexington Avenue
                 New York, New York 10022
                 Telephone:  (212) 705-5000
                 Telecopier: (212) 705-5125
                 Attention:  Elizabeth M. Markowski

          (c)    [*]
                 Attention:  President

                 with a copy to:

                 O'Melveny & Myers
                 610 Newport Center Drive, Suite 1700
                 Newport Beach, California 92660
                 Telephone:  (714) 760-9600
                 Telecopier: (714) 669-6994
                 Attention:  David Krinsky


or to such other address or attention of such other Person as any party shall advise the other parties in writing. Except as expressly provided herein, all notices and other communications given to a party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by telecopy or (iii) two Business Days after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.


     SECTION 12.03  Termination.  If the Closing shall not have occurred [*],
                    -----------
this Agreement and all obligations of the parties hereunder, shall terminate.

     SECTION 12.04  Table of Contents; Headings.  The table of contents and
                    ---------------------------
headings of the Articles, Sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement.

     SECTION 12.05  Governing Law.  The validity, construction and performance
                    -------------
of this Agreement shall be governed by and construed in accordance with the laws of the State of

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Delaware, applicable to contracts executed in and performed entirely within such
State, without reference to any choice of law principles of such State.

     SECTION 12.06  Severability.  If any provision of this Agreement shall be
                    ------------
held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

     SECTION 12.07  Amendments and Waivers. This Agreement may not be amended
                    ----------------------
or modified in any respect except by an instrument in writing signed by all of the parties hereto. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition contained herein may be waived by the party or parties entitled to the benefits thereof, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     SECTION 12.08  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each party and delivered to each other party.

     SECTION 12.09  Entire Agreement.  The provision of this Agreement and the
                    ----------------
other Operative Documents set forth the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter hereof.

     SECTION 12.10  Assignment. No party shall assign this Agreement or any of
                    ----------
its rights or obligations hereunder without the prior written consent of the other parties, except that no such consent shall be required for a transfer by operation of law in connection with a merger or consolidation of such party (without prejudice to any other rights the parties may have under Section 7.02, 7.04, 7.09 or 7.10 or any other [*]) or a transfer in connection with a Transfer of all shares of the Company Common Stock then owned by such party permitted by
Article VI.

          (a) Any attempted assignment of this Agreement in violation of this
Section 12.10 shall be void and of no effect.

          (b) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

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     SECTION 12.11  No Third-Party Beneficiaries. This Agreement is for the sole
                    ----------------------------
benefit of the parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties and such assigns, any legal or equitable rights hereunder.

     SECTION 12.12  Expenses.
                    --------

          (a) Whether or not any of the Transactions are consummated, all costs and expenses incurred in connection with the [*] and the Transactions shall be paid by the party incurring such cost or expense, except as the parties shall otherwise agree.

          (b) The provisions of this Section 12.12 shall remain operative and in full force and effect regardless of the expiration of this Agreement or the consummation of the Transactions.

     SECTION 12.13  Remedies
                    --------

          (a) In no event will any party be liable to another party for incidental damages, lost profits, lost savings, or any other consequential or punitive damages, even if such party has been advised of the possibility of such damages, resulting from the breach of its obligations under any [*] or from the use of any confidential or other information.

          (b) Because the breach by any party of the provisions of Article VI,
Article VII and Section 10.05 would cause irreparable harm and significant injury that would be difficult to ascertain and would not be compensable by damages alone, the parties agree that each party will have the right to enforce such provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies the enforcing party may have. The reference to specific Sections or Articles in this Section 12.13(b) is not a waiver of any party's rights to seek equitable relief for breaches of other Sections or Articles.

          (c) No failure or delay of any party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

     SECTION 12.14   Publicity. No public release, announcement or other form
                     ---------
of publicity concerning the Transactions shall be issued by any party without the prior consent of the other parties, except as such release or announcement may be required by Law or the rules or regulations of any securities exchange or association, in which case the party required to make the release or announcement shall, to the extent possible, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

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     SECTION 12.15  Further Assurances.  Upon reasonable request from time to
                    ------------------
time, the parties shall execute and deliver all documents and instruments and do all other acts that may be reasonably necessary or desirable to give effect to the Transactions or the exercise by the other parties of their respective rights hereunder.

     SECTION 12.16  Jurisdiction; Consent to Service of Process
                    -------------------------------------------

          (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Delaware State court sitting in the County of New Castle or any Federal court of the United States of America sitting in the District of Delaware, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement or any other Operative Document, or for recognition or enforcement of any judgment, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court.

          (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other [*] in any Delaware State court sitting in the County of New Castle or any Federal Court sitting in the District of Delaware. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

          (c) Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this Agreement. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.


     SECTION 12.17  Waiver of Jury Trial.  Each party waives, to the fullest
                    --------------------
extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement or any other Operative Document.

     SECTION 12.18.  Construction.  This Agreement has been negotiated by the
                     ------------
parties and their respective counsel and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party.

     SECTION 12.19.  Confidentiality.  Each Participant and each Consenting
                     ---------------
Stockholder agrees that it will not, directly or indirectly, without the prior written consent of the Company, use or disclose to any Person any information, trade secrets, confidential customer information, technical data or know-how relating to the products, processes, methods, equipment or business practices of the Company or any of its Subsidiaries or any of the other parties hereto,

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except (a) to the extent any of the foregoing is or becomes available to the public other than as a result of disclosure by such Consenting Stockholder or any of its Affiliates or the directors, officers, employees, agents, advisors and controlling persons of it or any of its Affiliates, (b) as necessary to effect a transaction under and in compliance with Article VII or VIII (c) as may be required by law and (d) as any Consenting Stockholder may disclose to its lenders, rating agencies and business, legal and financial advisors. In the event any Consenting Stockholder is required by applicable law or regulation or by legal process to disclose any of the foregoing, it will provide the Company and the other Consenting Stockholders and any other parties hereto with prompt notice thereof to enable them to seek an appropriate protective order. The covenants made by a Consenting Stockholder and each other party hereto in this
Section 12.19 shall continue to apply for a period of two years after such Consenting Stockholder ceases to be a Consenting Stockholder. In the event that any Initial Participant proposes to file this Agreement or any of the exhibits hereto with the SEC or any other governmental agency as part of any publicly available filing, such Initial Participant shall notify the other Initial Participant of such proposed filing and shall seek confidential treatment for such portions of the filed documents as the parties shall agree prior to the Closing.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.


                              [*]


                                    by

                                    ___________________________________________
                                    Name:
                                    Title:


                              [*]


                                    by

                                    ___________________________________________
                                    Name:
                                    Title:


                              [*]


                                    by

                                    ___________________________________________
                                    Name:
                                    Title:


                              [*]


                                    by

                                    ___________________________________________
                                    Name:
                                    Title:


                              [*]


                                    by

                                    ___________________________________________
                                    Name:
                                    Title:

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                              [*]


                                    by

                                    ___________________________________________
                                    Name:
                                    Title:

                              [*]


                                    by

                                    ___________________________________________
                                    Name:
                                    Title:

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